Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is made and entered into by and between Gary E. McCullough (the “Executive”) and Career Education Corporation, a Delaware corporation (the “Company”) (The Executive and the Company together will be referred to as the “Parties”).

1. Separation and Effective Dates: This Agreement is effective as of November 22, 2011 (“Effective Date”). The Executive’s employment with the Company and CEC Employee Group, LLC (“Employee Group”), and, to the extent applicable, with their respective direct and indirect subsidiaries, affiliates, companies, divisions, units, schools, and affiliated schools (collectively, the “Company Affiliates”), terminated effective October 31, 2011 (the “Separation Date”). Pursuant to the letter-agreement of November 1, 2011, the Executive tendered his resignation, effective as of the Separation Date, from any officer and/or director positions held with the Company, Employee Group and/or any Company Affiliates. The Executive also agrees to execute such documents and take such actions as may be necessary or desirable to further effectuate the foregoing. The Executive understands and agrees that from and after the Separation Date, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company or the Company Affiliates. Except as otherwise provided herein, all of the Executive’s rights under the Employment Agreement by and among the Executive, the Company and Employee Group, dated March 5, 2007 and amended December 29, 2008 (the “Employment Agreement”), a copy of which is attached hereto as Exhibit 1, shall terminate as of the Separation Date.

2. No Claims: The Executive represents and agrees that he has not filed any Claims (as defined in Paragraph 11(a)(i)) against the Releasees (as defined in Paragraph 11(a)(i)) with any court, any governmental agency, any regulatory body or any other third party with respect to any matter related to the Company, a Company Affiliate or a Releasee, or arising out of his employment with and/or separation from the Company.

3. Payment of Moneys Owed: The Executive and the Company acknowledge that the Company has paid, or will pay no later than thirty (30) days after the Separation Date, all remuneration owed to the Executive as a result of his employment with and separation from the Company, related to (a) all earned but unpaid salary payable to the Executive through the Separation Date, at the annualized rate of $824,000 (the “Base Salary”), pursuant to Section 2.4(d)(1)(A) of the Employment Agreement (equal to an amount of $0); (b) all accrued (but unused) vacation pay for 2011 through the Separation Date (equal to an amount of $31,692.31); and (c) all business expenses, if any, incurred by him through the Separation Date as a result of his employment with the Company, provided that such expenses are authorized under and

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consistent with the expense reimbursement policies of the Company. Except as specifically provided for in this Paragraph 3 and in Paragraphs 6 and 8, the Executive shall not be entitled to receive any compensation or benefits of employment from the Company or any Company Affiliate following the Separation Date. Any amount payable to the Executive under this Agreement will be less all applicable federal, state and local withholding taxes and any other authorized or legally required deductions.

4. Non-Admission of Liability and Acknowledgment of Compliance:

(a) This Agreement and the fact that it was offered are not and shall not in any way be construed as admissions by the Company or any Company Affiliate that it violated any federal, state or local law, statute or regulation, or that it acted wrongfully with respect to the Executive or to any other person or entity in any manner. The Company and the Company Affiliates specifically disclaim any liability to or wrongful acts against the Executive or any other person or entity. Further, the Executive acknowledges and agrees that it is the stated policy of the Company and the Company Affiliates to comply with all applicable federal, state and local laws and regulations.

(b) The Executive affirms that he has reported all compliance issues and violations of federal, state and local laws or regulations or any policy of the Company or the Company Affiliates of which he had knowledge during the term of his employment, if any. The Executive represents and acknowledges that he has no further or additional knowledge or information regarding compliance issues or possible violations of federal, state or local laws or regulations or policy of the Company or the Company Affiliates other than what the Executive has previously raised, if any. The Parties agree that Executive shall have no liability to the Company or any Company Affiliates based on any affirmation, representation, or acknowledgement contained in this Paragraph 4(b), provided, however, that nothing in this Paragraph 4(b) shall impair or affect any rights or obligations of the Parties under Paragraphs 11 and 12 of this Agreement.

5. Non-Admissibility: Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the Company or the Company Affiliates or the Executive of any violation of any state, federal or local laws or regulations or any rules, regulations, criteria or standards of any regulatory body. This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

6. Consideration: In exchange for the promises and agreements made by the Executive contained in this Agreement and in satisfaction of Section 2.4(e) of the Employment Agreement the Company and Employee Group will provide the Executive with the following payments and benefits:

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(a) pursuant to Section 2.4(d)(2) of the Employment Agreement, an amount of $1,011,195.62 representing the Pro Rata Bonus (as defined in the Employment Agreement) to be paid no later than thirty (30) days after the Separation Date;

(b) pursuant to Section 2.4(d)(3) of the Employment Agreement, continuation of Base Salary for a period of two (2) years following the Separation Date, to be paid on a Form 1099 basis in equal periodic payments by direct deposit on the 30th day of each month (or for February, the last day of the month);

(c) pursuant to Section 2.4(d)(4) of the Employment Agreement, an amount of $2,427,999.84 representing a lump sum cash payment equal to two (2) times the average of the Cash Bonus (as defined in the Employment Agreement) paid to the Executive in respect of the last two (2) fiscal years ending prior to the Separation Date, to be paid no later than thirty (30) days after the Separation Date;

(d) pursuant to Section 2.4(d)(5) of the Employment Agreement, for two (2) years following the Separation Date (regardless of the end of the COBRA period), the Company shall provide at its full cost (including by payment of premiums, by the Company on an after-tax basis) continued health, dental, and vision benefit coverage and life insurance coverage for the Executive and, where applicable, the Executive’s spouse and eligible dependents. Such health, dental, and vision benefit coverage shall be provided by enrolling the Executive in the Company’s health, dental, and vision benefit insurance plans applicable to executive employees of the Company during the two-year period following the Separation Date. Such coverage may not be at the same or greater level of health, dental, and vision benefit coverage in effect as of the Separation Date, and therefore, in satisfaction of the Company’s obligation to provide such levels of coverage, the Company shall provide the Executive with a lump sum amount equal to $25,000, as soon as administratively feasible after the Separation Date but no later than March 15, 2012. In satisfaction of the Company’s obligation to provide any disability insurance coverage (including, but not limited to, any short or long term disability insurance coverage) to the Executive, the Company shall provide the Executive with a lump sum amount equal to $30,000, as soon as administratively feasible after the Separation Date but no later than March 15, 2012. In satisfaction of the Company’s obligation to provide a cash payment equal on an after-tax basis to the amount of the Company’s contributions that would have otherwise been made under the Company qualified and non-qualified retirement plans during such two-year period (assuming the Executive made full employee contributions to such plans), the Company shall pay Executive a lump sum amount equal to $33,057.85, as soon as administratively feasible after the Separation Date but no later than March 15, 2012. Notwithstanding the foregoing, the benefits described in this Paragraph 6(d) may be discontinued prior to the end of the period provided in this Paragraph 6(d) to the extent, but only to the extent, that the Executive receives substantially similar benefits from a subsequent employer. The provision of health benefit coverage under this Paragraph 6(d) will be considered continuation coverage for purposes of COBRA. In addition, with respect to any benefit required to be

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provided to the Executive pursuant to Paragraph 6(d): (i) the provision of such benefit during one calendar year shall not affect the benefit made available in a different calendar year, (ii) such benefit shall not be subject to liquidation or exchange for other benefits, and (iii) any reimbursement related to any such benefit shall be paid as soon as administratively feasible after the applicable expense is incurred but no later than the last day of the calendar year following the calendar year in which the applicable expense was incurred;

(e) Outplacement. Executive shall receive outplacement assistance from a provider selected by the Executive and reasonably approved by the Company. Such outplacement assistance shall consist of reimbursement by the Company of up to an aggregate amount of $100,000 dollars for outplacement services provided to Executive during the period of up to 12 months following the Effective Date. The Company shall reimburse Executive for such expenses within fifteen business days upon Executive providing the Company with an invoice from the third party outplacement assistance provider.

7. No Disparagement or Encouragement of Claims: The Executive agrees that he will not, nor will he cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Releasees, to either the press, the media or any other third party, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law. The Company similarly agrees that its officers and directors will not, nor will they cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Executive to either the press, the media or any third party, except if testifying truthfully under oath pursuant to lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

8. Surviving Provisions: The Parties acknowledge and agree that the obligations set forth in the following Sections of the Employment Agreement shall continue in full force and effect after the Separation Date: 3.6 (Excise Tax Gross-Up); 3.8 (Severance Benefits Includable for Employee Benefits Purposes); 3.9 (Exclusive Benefits); 3.10 (Indemnification and Liability Insurance); 3.11 (Cooperation in Legal Matters); 4 (Inventions and Creations); 5 (Non-Competition, Non-Solicitation and Confidential Information; including 5.1 (Non-Competition Agreement); 5.2 (Non-Solicitation Agreement); 5.3 (Confidential Information); 5.4 (Scope of Restriction); 5.5 (Remedies); 5.6 (Common Law of Torts or Trade Secrets) and 5.7 (Survival of Section 5)); 6.12 (No Obligation to Mitigate); 6.13 (Reimbursement of Expenses in Enforcing Rights); 6.14 (Interest on Late Payments; 6.15 (Code Section 409A); and 6.16 (Joint and Several Liability).

9. Protection of Payments and Benefits. For the sake of assurance, the Parties acknowledge and agree that in the unfortunate and unlikely event of the Executive’s death before receiving all payments and benefits provided for in Paragraph 6 of this Agreement, all remaining

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payments (except for outplacement assistance pursuant to Paragraph 6(e)) will be made to the Executive’s wife if she is then living, and if not to the Gary E. McCullough Trust, and all benefits as described in subsection d of Paragraph 6 will be continued for the Executive’s spouse and eligible dependents on the same terms as if the Executive were still alive.

10. Company Property: The Executive represents, warrants and covenants that the Executive has returned to the Company all property of the Company or any Company Affiliate in the Executive’s possession or control, including, without limitation, all telephones, keys, access cards, security badges, credit cards, phone cards, equipment, computer hardware and encryption devices (including but not limited to all computers, Blackberry devices, and personal data assistants), all contents of all such hardware, all passwords and codes needed to obtain access to or operate all or part of any such hardware, all electronic storage devices (including but not limited to all hard drives, disk drives, diskettes, CDs, CD-ROMs, DVDs, and DVD-ROMs), all contents of all such electronic storage devices, all passwords and codes needed to obtain access to or use all or part of any such electronic storage device, all computer software and programs, financial information, accounting records, computer printouts, manuals, data, materials, papers, books, files, documents, records, policies, student information and lists, customer information and lists, marketing information, specifications and plans, data base information and lists, mailing lists, and notes, including but not limited to any property describing or containing any Confidential Information (as defined in the Employment Agreement), and the Executive agrees that the Executive will not retain any copies, duplicates, reproductions or excerpts thereof in any form whatsoever.

11. General Release, Discharge of All Claims and Agreement Not to Sue:

(a) In satisfaction of Section 2.4(e) of the Employment Agreement and in consideration of the payments and benefits referred to in Paragraph 6 of this Agreement from the Company to the Executive and other consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, on behalf of himself, his dependents, heirs, executors, administrators, assigns and successors, and each of them hereby:

(i) voluntarily, fully and unconditionally releases and forever discharges the Company and its direct or indirect subsidiaries, Employee Group, and the Company Affiliates (collectively, the “Releasees”), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”), which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any or all said Releasees, arising on or before the date this Agreement is executed, including, but not limited to, any Claims arising out of or in any way connected with his employment with and/or separation from the Company, any Claims arising under the Sarbanes-Oxley Act of 2002, Title

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VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the False Claims Act, as amended, the Employee Retirement Income Security Act, as amended, Illinois civil rights laws and regulations, Illinois wage/hour laws and regulations, or any other federal, state or local law, regulation, ordinance or public policy; to the extent consistent with Paragraph 12(a)(v) of this Agreement, but only to that extent, any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit; and any Claims under the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter;

(ii) voluntarily, fully and unconditionally releases and forever discharges the Releasees’ respective associated organizations, past and present, and each of them, as well as their trustees, directors, officers, agents, attorneys, employees, contractors, insurers, representatives, assigns, and successors, past and present, and each of them (collectively, the “Additional Releasees”), with respect to and from any and all Claims, but only to the extent that such Claims relate to or arise from Executive’s employment by or termination from the Company and Employee Group; and

(iii) agrees not to sue any or all of the Releasees or Additional Releasees with respect to any matter released or discharged herein, except that the Executive may seek a determination of the validity of the waiver of his rights under the ADEA. Nothing in this Agreement is intended to reflect any party’s belief that the waiver of the Executive’s claims under the ADEA is invalid or unenforceable, it being the intent of the Parties that such claims are waived.

(b) In satisfaction of Section 2.4(e) of the Employment Agreement, the Company, on behalf of itself and on behalf of its direct and indirect controlled subsidiaries and controlled affiliates, Employee Group, and the Company Affiliates hereby:

(i) voluntarily, fully and unconditionally release and forever discharge the Executive with respect to and from any and all Claims, which they or any of them now own or hold and/or which they have at any time heretofore owned or held or may in the future hold as against the Executive, arising on or before the date this Agreement is executed, including, but not limited to, any Claims arising out of or in any way connected with the Executive’s employment with and/or separation from the Company and any Claims under any federal, state or local law, regulation, ordinance or public policy; and

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(ii) agree not to sue the Executive with respect to any matter released or discharged herein.

12. Exclusions from General Release and Discharge:

(a) Notwithstanding Paragraph 11(a) above, the Executive does not release and discharge (i) any claims for breach of this Agreement; (ii) any claims under the Employment Agreement, including any claims or rights that exist or may come to exist based on any provisions of the Employment Agreement that continue in force and effect after the Separation Date; (iii) any claims under any equity or incentive compensation award agreements (including, without limitation, the award agreements relating to the Initial Grant (as defined in the Employment Agreement), Inducement Grant (as defined in the Employment Agreement), and Signing Bonus Grant (as defined in the Employment Agreement)); (iv) any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) articles of incorporation or by-laws, any directors and officers liability insurance policies maintained by the Company or the Indemnification Agreement between Executive and the Company, the form of which is attached as Exhibit 10.1 to the Company’s 8-K filed June 25, 2008; (v) any payment, provision of benefit or other claim under any retirement plan, profit sharing plan, employee benefit plan, equity incentive plan or life insurance policy maintained by the Company, in each case which was accrued as of the Separation Date; or (vi) any claim that cannot be released by law, including but not limited to the right to file a charge with or participate in an investigation by the Equal Employment Opportunity Commission (“EEOC”). The Executive does, however, hereby waive any right to recover any money should the EEOC or any other agency or individual pursue any claims on his behalf.

(b) Notwithstanding Paragraph 11(b) above, the Company does not release and discharge (i) any claims for breach of this Agreement; (ii) any claims under the Employment Agreement, including any claims or rights that exist or may come to exist based on any provisions of the Employment Agreement that continue in force and effect after the Separation Date; or (iii) any payment, provision of benefit or other claim under any retirement plan, profit sharing plan, employee benefit plan, equity incentive plan or life insurance policy maintained by the Company, in each case which was accrued as of the Separation Date; and (iv), also notwithstanding Paragraph 11(b) above, Executive is not entitled to receive indemnification from the Company for any conduct for which the Executive would not be entitled to receive indemnification pursuant to applicable law.

13. No Representation: The Executive agrees and acknowledges that in executing this Agreement he does not rely and has not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

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14. No Assignment: The Executive represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein. Other than as provided in Paragraph 9 of this Agreement, the Executive shall not be permitted to assign any of his rights, interests or obligations under this Agreement.

15. Severability: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given their intended effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable. If, however, a court of competent jurisdiction finds that any release by the Executive in Paragraph 11(a) above is illegal, void, or unenforceable, the Executive will promptly sign a release, waiver, and/or agreement that has no greater scope and is no more restrictive than this Agreement but that is legal and enforceable to the greatest extent permitted by law.

16. No Continuing Relationship: The Executive and the Company acknowledge that any employment, contractual or other relationship between the Executive and the Company or any Company Affiliate terminated as of the Separation Date and that they have no further employment, contractual or other relationship except as may arise out of this Agreement or applicable surviving provisions of the Employment Agreement. The Executive waives any right or claim to reinstatement as an employee of the Company or any Company Affiliate, and will not seek employment, an independent contractor relationship or any relationship in the future with the Company or any Company Affiliate.

17. Voluntary Execution of Agreement and Consultation with Counsel: The Executive is hereby advised to consult with an attorney prior to executing this Agreement. The Executive represents, warrants and agrees that he has carefully read the Agreement and understands its meaning and has had the opportunity to seek independent legal advice from an attorney of his choice with respect to the advisability of this Agreement and is signing this Agreement, knowingly, voluntarily and without any coercion or duress. The Executive further acknowledges that he has been given a period of twenty-one (21) days within which to consider whether to sign this Agreement. The Executive may execute this Agreement at any time within the twenty-one day period and by doing so the Executive waives any right to the remaining days.

18. Revocability of Agreement: The Executive has the right to revoke this Agreement, solely with respect to his release of claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, for up to seven (7) days after the Executive signs it. In order to revoke this Agreement, the Executive must sign and send a written notice of the decision to do so, following the notice provisions set forth in Paragraph 19, below, which must be received no later than the eighth day after the Executive executes the Agreement. If the Executive revokes this Agreement, the Executive will not be entitled to any of the consideration from the Company described herein. For purposes of clarification, Executive shall not be able to revoke his resignation from any positions he held as an employee, officer or director with the Company, Executive Group and/or any Company Affiliates.

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19. Notice: All notices, requests, demands and other communications hereunder to either party shall be in writing and shall be delivered, either by hand, by facsimile, by overnight courier or by certified mail, return receipt requested, duly addressed as indicated below or to such changed address as the party may subsequently designate:

To the Company:

General Counsel

Career Education Corporation

231 N. Martingale Road

Schamburg, Illinois 60173

Fax: 847-585-2641

With a copy to:

Peter C. Krupp

Skadden, Arps, Slate, Meagher & Flom

155 N. Wacker Drive

Chicago, IL 60606-1720

Fax: 312-407-8513

To the Executive:

Gary E. McCullough

[Address redacted]

With a copy to:

Barry M. Bennett

Dowd, Bloch & Bennett

8 South Michigan Avenue

19th Floor

Chicago, IL 60603

Fax: 312-372-6599

20. Governing Law; Arbitration: This Agreement is made and entered into in the State of Illinois and shall be interpreted, enforced and governed under Illinois law, without regard to its conflict of laws principles. The Parties acknowledge and agree that the obligations set forth in Sections 6.5 (Arbitration) and 6.6 (Waiver of Jury Trial) of the Employment Agreement shall continue in full force and effect after the Separation Date and shall be applicable to this Agreement.

21. Binding Effect: This Agreement shall be binding upon the Parties and upon their dependents, heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of the Parties and their respective dependents, heirs, representatives, executors, administrators, successors and assigns.

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22. No Presumption: This Agreement shall be construed and interpreted as if all of its language were prepared jointly by the Executive and the Company. No language in this Agreement shall be construed against a party on the ground that such party drafted or proposed that language.

23. Execution of Counterparts: This Agreement may be executed in counterparts, but shall be construed as if signed in one document. Facsimile or electronically transmitted signatures shall be given the same force and effect as original signatures with the Parties to provide original signatures as soon as practicable.

24. Entire Agreement: This Agreement constitutes and contains the entire agreement and understanding concerning the Executive’s employment with and separation from the Company and Company Affiliates and the other subject matters addressed herein between the Parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. The Executive represents and agrees that no promises, statements or inducements have been made to him which caused him to sign this Agreement other than those which are expressly stated in this Agreement. This is an integrated document and may not be altered except by written agreement signed by an officer designated by the Company, and the Executive.

I have carefully read the entire Agreement and accept and agree to the provisions it contains and hereby execute it voluntarily and with full understanding of its consequences.

Executed this 22nd day of November, 2011.

/s/ Gary E. McCullough
Gary E. McCullough

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Name:	Jeffrey D. Ayers
Title:	Senior Vice President & General Counsel
DATED:	November 22, 2011

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EXHIBIT 1

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of this fifth (5th) day of March, 2007 (the “Effective Date”) by and among GARY E. McCULLOUGH (“Executive”), CAREER EDUCATION CORPORATION, a Delaware corporation (the “Company”), and CEC Employee Group, LLC (“Employee Group”), a wholly-owned subsidiary of Company.

RECITALS

WHEREAS, the Company and Employee Group wish to employ Executive, and Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement;

ACCORDINGLY, in consideration of the mutual covenants set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Company, Employee Group and Executive hereby agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, as President and Chief Executive Officer of the Company. Executive shall report to the Board of Directors of the Company (the “Board”) and shall devote all of his business time and services to the business and affairs of the Company. Executive shall also perform such other executive-level duties consistent with his position as President and Chief Executive Officer as may be assigned by the Board from time to time. Executive shall serve on the Board and may also serve as a director or officer of any of the Company’s operating subsidiaries if Executive shall be elected to such position, for no additional compensation or benefits. To the extent that such activities do not inhibit Executive from performing his duties to the Company, nothing in this Agreement shall preclude Executive from (a) service as a director of any other entity in accordance with Company policy, (b) service to any civic, religious, charitable or similar type organization, (c) public speaking engagements, and (d) management of personal and family investments. The duties and services to be performed by Executive hereunder shall be substantially rendered at the Company’s principal offices, except for reasonable travel on the Company’s business incident to the performance of Executive’s duties.

2. Compensation. As compensation for Executive’s services provided hereunder, the Company agrees to provide the following compensation:

2.1. Base Salary. During the term of this Agreement, the Company agrees to pay to Executive an initial base salary at the rate of $800,000 per annum commencing on the date hereof (“Base Salary”), pro rated for 2007 from the Effective Date. The Base Salary shall be subject to annual review by the compensation committee of the Board (the “Committee”) and may be increased by the Committee in their sole and absolute discretion but may not be decreased as long as Executive remains a full-time employee. Such salary shall be payable to Executive in such equal periodic payments as the Company generally pays its employees, but in no event less frequently than monthly.

2.2. Cash Bonus and Equity Compensation Awards.

2.2.1 Bonus. Executive shall be eligible for a performance-based annual cash bonus for each fiscal year of the Term (the “Cash Bonus”). The Cash Bonus shall be based upon annual quantitative and qualitative performance targets as established by the Committee in its sole discretion in accordance with the Company’s bonus plan; provided, that Executive’s annual bonus level target shall be set at one hundred percent (100%) of Base Salary; provided further, that the maximum Cash Bonus for which Executive will be eligible to be paid in any fiscal year shall not exceed two hundred percent (200%) of Base Salary. For fiscal year 2007, Executive shall be entitled to a guaranteed Cash Bonus not less than fifty percent (50%) of Base Salary, prorated by the number of days in the fiscal year during which Executive was employed by the Company. Subject to and in accordance with Section 6.15, any Cash Bonus payable hereunder shall be payable, if at all, after the date of the delivery of the audited financial statements for the applicable fiscal year.

2.2.2 Initial Stock Award Grant. On the Effective Date, the Company shall grant to Executive, under the Company’s 1998 Employee Incentive Compensation Plan (the “Stock Plan”), 27,250 shares of restricted stock and an option to purchase 114,050 shares of Company stock (the “Initial Grant”). The Initial Grant shall be made in accordance with, and subject to, the terms of the Stock Plan and applicable law. The stock option award portion of the Initial Grant shall vest in four (4) equal installments on each of the first four (4) anniversaries of the grant date, and will be in the form and substance as set forth in Exhibit A to this Agreement. The restricted stock award portion of the Initial Grant will be in the form and substance as set forth in Exhibit B to this Agreement. The Board may, in its sole discretion, grant further incentive compensation awards to Executive from time to time.

2.2.3 Inducement Grant. On the Effective Date, the Company shall also grant to Executive, under the Stock Plan, 25,250 shares of restricted stock and an option to purchase 33,150 shares of Company stock (the “Inducement Grant”). The Inducement Grant shall be made in accordance with, and subject to, the terms of the Stock Plan and applicable law. The stock option award portion of the Inducement Grant shall vest in four (4) equal installments on each of the first four (4) anniversaries of the grant date, and will be in the form and substance as set forth in Exhibit C to this Agreement. The restricted stock award portion of the Inducement Grant will be in the form and substance as set forth in Exhibit D to this Agreement.

2.2.4 Signing Bonus Grant. On the Effective Date, the Company shall also grant to Executive 72,000 shares of restricted stock and an option to purchase 55,350 shares of Company stock (the “Signing Bonus Grant”). Such restricted stock and stock options issued pursuant to the Signing Bonus Grant shall vest fifty percent (50%) on the first anniversary of the grant date and the remainder shall vest on the second anniversary of the grant date. The stock option award portion of the Signing Bonus Grant shall be made in accordance with, and subject to, the terms of the Stock Plan and applicable law, and will be in the form and substance as set forth in Exhibit E to this Agreement. The restricted stock award portion of the Signing Bonus Grant shall be made in accordance with applicable law, and will be in the form and substance as set forth in Exhibit F to this Agreement.

2.3. Fringe Benefits.

(a) The Company shall, during the Term of Executive’s employment under this Agreement: (1) provide Executive and his eligible dependents with health and hospitalization, dental and disability insurance under the Company’s or its subsidiaries group policy on terms comparable to those provided to other executive officers of the Company; (2) provide Executive with such retirement, paid vacations (in the case of Executive, at least four (4) weeks of paid vacation per year), non-contributory term life insurance and other fringe benefits as the Company provides to its executive officers in accordance with the usual and ordinary practices of the Company; (3) pay, in accordance with Company policies and upon submission of appropriate vouchers and supporting documentation, all ordinary and necessary expenses incurred by Executive in the performance of his duties, including, without limitation, travel, lodging and reasonable entertainment expenses; and (4) provide such other benefits as are generally made available to executive officers of the Company.

(b) Subject to and in accordance with Section 6.15, the Company shall reimburse Executive for (1) his reasonable costs and expenses (including fees and disbursements of Executive’s Financial Advisor up to $20,000 and fees and disbursement of counsel) incurred by Executive in connection with negotiating and drafting this Agreement up to $75,000 (or such greater amount as may be approved as reasonable by the Committee) and (2) his reasonable relocation expenses, including home sale assistance, in accordance with, and subject to the terms and conditions set forth in the Company’s Relocation Assistance Program (Tier A) (the “Relocation Plan”), a copy of which has been provided to Executive. Executive undertakes to list his primary residence in Ohio (the “Residence”) for sale, with a nationally recognized real estate agency, within one hundred eighty (180) days of the Effective Date at a fair market value. Notwithstanding the terms of the Relocation Plan, (i) the Company will provide temporary living to Executive and reimburse travel expenses of Executive for up to one hundred eighty (180) days after the Effective Date, and (ii) if a contract to purchase the Residence is not entered into within a sixty (60) day period following such listing for sale, the Company agrees to purchase the Residence from Executive based upon the average price of three (3) market-based appraisals, chosen by the Company or as otherwise agreed between Executive and the Company.

2.4. Severance Benefits.

(a) Death. If Executive’s employment under this Agreement is terminated by reason of his death:

(1) The Company shall pay or cause to be paid to such person or persons as Executive shall have designated for that purpose in a notice filed with the Company, or, if no such person shall have been so designated, to his estate, within thirty (30) days of the Date of Termination, the amount of (i) any accrued but unpaid Base Salary, (ii) any accrued but unpaid Cash Bonus with respect to the Company’s fiscal year prior to the fiscal year in which the Date of Termination occurs, and (iii) the amount of Executive’s Accrued Current Year Bonus (as defined below) for the fiscal year in which the Date of Termination occurs multiplied by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which such termination occurs through and including the Date of Termination and the denominator of which is 365 (the “Pro Rata Bonus”), and the Company thereafter shall have no further obligation to Executive under this Agreement, other than under Sections 2.3(b) and 2.4(a)(2) and for payment of any amounts or benefits accrued and vested under any retirement plan, profit sharing plan, employee benefit plan, equity incentive plan or life insurance policy maintained by the Company (“Benefit Plan”) or otherwise in accordance with applicable law. The “Accrued Current Year Bonus” shall be the average of the Cash Bonus paid to Executive in respect of the last two (2) fiscal years ending prior to the Date of Termination (or where such period includes a period prior to the Effective Date, the target bonus for the fiscal year in which the Date of Termination occurs).

(2) All stock options and restricted stock awarded to Executive pursuant to the Initial Grant, the Signing Bonus Grant and the Inducement Grant shall accelerate and shall become fully vested and immediately exercisable as of the Date of Termination.

(b) Disability. If Executive’s employment under this Agreement is terminated by reason of his Disability (as defined in Section 3.7):

(1) The Company shall pay or cause to be paid to Executive, within thirty (30) days of the Date of Termination, the amount of (i) any accrued but unpaid Base Salary, (ii) any accrued but unpaid Cash Bonus with respect to the Company’s fiscal year prior to the fiscal year in which the Date of Termination occurs, and (iii) the Pro Rata Bonus, and the Company thereafter shall have no further obligation to Executive under this Agreement, other than under Sections 2.3(b) and 2.4(b)(2) and for payment of any amounts or benefits accrued and vested under any Benefit Plan, including but not limited to any long-term or short-term disability plan or program, or otherwise in accordance with applicable law.

(2) All stock options and restricted stock awarded to Executive pursuant to the Initial Grant, the Signing Bonus Grant and the Inducement Grant shall accelerate and shall become fully vested and immediately exercisable as of the Date of Termination.

(c) By the Company for Cause or by Executive Without Good Reason. If Executive’s employment is terminated by the Company for Cause, or if Executive terminates his employment other than for Good Reason, the Company shall pay or cause to be paid to Executive, within thirty (30) days of the Date of Termination, the amount of any accrued but unpaid Base Salary, plus any accrued but unpaid Cash Bonus with respect to the Company’s fiscal year prior to the fiscal year in which the Date of Termination occurs, and the Company thereafter shall have no further obligation to Executive under this Agreement, other than for payment of any amounts or benefits accrued and vested under any Benefit Plan or otherwise in accordance with applicable law. Effective upon the Date of Termination, any unvested portions of the Initial Grant, the Signing Bonus Grant and Inducement Grant shall be forfeited in full by Executive.

(d) By Executive for Good Reason or by the Company other than for Cause. Subject to the provisions of Sections 2.4(e), (f), and (g), if the Company terminates Executive’s employment without Cause, Executive terminates his employment for Good Reason, or the Company terminates Executive’s employment by providing written notice of intent not to extend the Term as described in Section 3.1, then the Company shall pay, cause to be paid or provide to Executive the following benefits (collectively, the “Severance Benefits”):

(1) within thirty (30) days of his Date of Termination, (A) any accrued but unpaid Base Salary up to the Date of Termination and (B) any accrued but unpaid Cash Bonus with respect to the Company’s fiscal year prior to the year in which the Date of Termination occurs;

(2) within thirty (30) days of his Date of Termination, the Pro Rata Bonus;

(3) continuation of Base Salary for a period of two (2) years following the Date of Termination, to be paid in equal periodic payments as the Company generally pays its employees but in no event less frequently than monthly;

(4) a lump sum cash payment equal to two (2) times the average of the Cash Bonus paid to Executive in respect of the last two (2) fiscal years ending prior to the Date of Termination (or where such period includes a period prior to the Effective Date, the target bonus for the fiscal year in which the Date of Termination occurs), which lump sum cash payment shall be made within thirty (30) days of the Date of Termination;

(5) for two (2) years following the Date of Termination (regardless of the end of the COBRA period), the Company shall provide at its full cost (including by payment of premiums, by the Company on an after-tax basis) continued health, dental, and vision benefit coverage and life and disability insurance coverage for Executive and, where applicable, Executive’s spouse and eligible dependents, at the same or greater benefit levels in effect immediately prior to Executive’s termination, plus a cash payment equal on an after-tax basis to the amount of the Company’s contributions that would have otherwise been made under the Company qualified and non-qualified retirement plans during such two-year period (assuming Executive made full employee contributions to such plans); provided, however, that, notwithstanding the foregoing, the benefits described in this Section 2.4(d)(5) may be discontinued prior to the end of the period provided in this Section 2.4(d)(5) to the extent, but only to the extent, that Executive receives substantially similar benefits from a subsequent employer. The provision of health benefit coverage under this Section 2.4(d)(5) will be considered continuation coverage for purposes of COBRA.

In addition to the Severance Benefits set forth above, if the Company terminates Executive’s employment without Cause, Executive terminates his employment for Good Reason, or the Company terminates Executive’s employment by providing written notice of intent not to extend the Term as described in Section 3.1, all stock options and restricted stock awarded to Executive pursuant to the Signing Bonus Grant and the Inducement Grant shall accelerate and shall become fully vested and immediately exercisable as of the Date of Termination.

(e) Conditions to Receipt of Severance Benefits under Section 2.4(d). As a condition to receiving any Severance Benefits to which Executive may otherwise be entitled under Sections 2.4(d)(3)-(5) and 3.6, the Company may request Executive to execute a release (the “Release”), in a form and substance reasonably satisfactory to the Company and consented to by Executive whose consent shall not be unreasonably withheld of any claims, whether arising under Federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries that arise or may have arisen on or before the date of the Release, other than any claims under this Agreement or any equity or incentive compensation award agreements (including, without limitation, the award agreements relating to the Initial Grant, Inducement Grant, and Signing Bonus Grant), any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) articles of incorporation or by-laws or any directors and officers liability insurance policies maintained by the Company or any payment, provision of benefit or other claim under any Benefit Plan. If Executive unreasonably fails or otherwise refuses to execute a Release within sixty (60) days after the Company’s request to do so, Executive will not be entitled to any Severance Benefits under Sections 2.4(d)(3)-(5) and 3.6 and the Company shall have no further obligations with respect to the payment of such Severance Benefits; provided, however, that notwithstanding anything in this Section 2.4(e) to the contrary, Executive shall not be required, nor shall he forfeit entitlement to Severance Benefits nor will the Company be relieved of its obligation with respect to the Severance Benefits, to execute a release unless the Company (on its behalf and on behalf of its direct and indirect controlled subsidiaries and controlled affiliates) concurrently executes a mutual release of Executive (“Mutual Release”), in a form and substance reasonably satisfactory to Executive and consented to by the Company whose consent shall not be unreasonably withheld, of any claims, whether arising under Federal, state or local statute, common law or otherwise, against Executive that arise or may have arisen on or before the date of the Mutual Release, other than any claims under this Agreement or any payment, provision of benefit or other claim under any Benefit Plan. In addition, if, following a termination of employment that gives Executive a right to the payment of

Severance Benefits under Sections 2.4(d)(3)-(5) and 3.6, Executive engages in any activities that violate any of the covenants in Sections 4 and 5, other than a violation of such covenants that is unintentional and curable and that Executive cures within five (5) days after the date on which the Company provides written notice of such violation, Executive shall have no further right or claim to any Severance Benefits to which Executive may otherwise be entitled under Sections 2.4(d)(3)-(5) and 3.6 from and after the date on which Executive engages in such activities and the Company shall have no further obligations with respect to the payment of such Severance Benefits.

(f) Six (6) Month Delay. If, at the time Executive becomes entitled to Severance Benefits under Section 2.4(d), Executive is a Specified Employee (as defined below), then, notwithstanding any other provision in Section 2.4 to the contrary, the following provision shall apply. No Severance Benefit considered deferred compensation under Sections 409A of the Internal Revenue Code of 1986, as amended, and all regulations issued thereunder and applicable guidance thereto (“Section 409A”) and not subject to an exception or exemption thereunder shall be paid to Executive until the date that is six (6) months after Executive’s Date of Termination. Any such Severance Benefit that would otherwise have been paid to Executive during this six-month period shall instead be aggregated and paid to Executive on the date that is six (6) months after Executive’s Date of Termination. Any Severance Benefits to which Executive is entitled to be paid under Section 2.4(d) after the date that is six (6) months after Executive’s Date of Termination shall be paid to Executive in accordance with the terms of Section 2.4(d). For purposes of this Section 2.4(f), a “Specified Employee” is any employee of the Company who, for the twelve (12) month period beginning on any April 1, was, at any time during the twelve (12) month period ending on the immediately preceding December 31, a “key employee” of the Company within the meaning of Section 416(i) of the Internal Revenue Code of 1986, as amended (without regard to subparagraph (5) thereof).

(g) Acceleration of Payments Generally Prohibited. Notwithstanding any other provision in this Agreement to the contrary, the timing or schedule of payments of Severance Benefits considered deferred compensation under Section 409A shall not be accelerated for any reason, except as specifically permitted under Section 409A.

3. Term; Termination.

3.1. Term. Unless this Agreement is terminated earlier pursuant to the provisions of this Section 3, the Company, its successors and assigns, shall employ Executive, and Executive shall remain employed by the Company, for a period ending on March 5, 2010 (the “Term”). Notwithstanding the foregoing, the Term shall be extended automatically without further action by either party by one (1) additional year (added to the end of the Term) first on March 5, 2010 (extending the Term to March 5, 2011) and on each succeeding March 5 thereafter, unless either party shall have served written notice upon the other party prior to three (3) months preceding the date upon which such extension would become effective electing not to extend the Term further, in which case employment shall terminate at the end of the Term as extended, subject to earlier termination in accordance with this Section 3. “Date of Termination” shall mean the earlier of (a) the date that is the end of the Term and (b) if Executive’s employment is terminated (1) by his death, the date of his death, or (2) pursuant to the provisions of Sections 3.2, 3.3, 3.4, 3.5 or 3.7 (with respect to a termination for Disability), as the case may be, the date on which Executive’s employment with the Company actually terminates.

3.2. Termination by the Company for Cause. The Company may terminate Executive’s employment under this Agreement at any time for Cause (as hereinafter defined). The termination shall be evidenced by written notice thereof to Executive, which shall specify the reason for termination. For purposes of this Section 3.2, the term “Cause” shall be limited to the following: (a) commission of any material act of fraud by Executive with respect to which there is an admission of guilt or a conviction or final, unappealable civil judgment; (b) misappropriation of funds or embezzlement by Executive with respect to which there is an admission of guilt or a conviction; (c) Executive’s conviction on any felony criminal charges; (d) willful misconduct or malfeasance in the performance of Executive’s duties in any material respect; (e) any willful misrepresentation or willful series of misrepresentations made by Executive to the Company or the Board in connection with the performance of his duties hereunder that individually or in the aggregate are material; (f) any material breach by Executive of any of the provisions of Sections 4 or 5 of this Agreement; or (g) any other material breach by Executive of this Agreement (including, without limitation, any willful failure to adhere to good faith, lawful instructions given by the Board) that is not cured by Executive within thirty (30) days after his receipt of written notice thereof; provided, that if such failure is curable but is incapable of cure within thirty (30) days after such written notice, Executive shall have ninety (90) days after such notice to cure the failure, so long as Executive commences action to cure such failure within such thirty (30) day period and thereafter diligently and continuously takes action to cure such failure during the remainder of such ninety (90) days. Executive shall not be deemed to have been terminated for Cause unless and until the occurrence of the following two events:

(1) Executive is given a notice from the Board that identifies the grounds for the proposed termination of Executive’s employment and notifies Executive that he, along with his legal counsel, shall have an opportunity to address the Board with respect to the alleged grounds for termination at a meeting of the Board called and held for the purpose of determining whether Executive engaged in conduct described in this Section 3.2, such meeting to be held no earlier than thirty (30) days after Executive is given such notice (unless Executive consents to an earlier meeting); and

(2) Executive is given a copy of resolutions, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held (either according to 3.2(1) or after such meeting) for the purpose of finding that, in the opinion of a majority of the Board, Executive was guilty of conduct set forth in Section 3.2, that specify the grounds and evidence for termination and indicate that the grounds for termination have not been cured within the time limits, if applicable, specified in the notice referred to in this Section 3.2.

3.3. Termination by Executive for Good Reason. Executive may terminate his employment for Good Reason (as hereinafter defined) provided that (a) Executive gives written notice of such termination to the Company not more than thirty (30) days after the circumstances giving rise to the Good Reason first arose, (b) such notice is given at least thirty (30) days prior to the proposed Date of Termination, (c) such notice provides details of the reason or reasons behind such termination and (d) the Company shall not have cured such matter with fifteen (15) days after receiving such notice or, if such period is insufficient to properly cure, such longer period not to exceed forty-five (45) days after receiving such notice. As used herein, the term “Good Reason” shall mean any of the following:

(1) any material breach by the Company or Employee Group of the terms of this Agreement, including the failure to pay Base Salary or any Cash Bonus when due;

(2) any material change by the Company or Employee Group in Executive’s duties or responsibilities inconsistent with the terms hereof or the assignment to Executive by the Company or Employee Group of duties or responsibilities inconsistent with Executive’s position as President and Chief Executive Officer of the Company;

(3) a relocation of the principal offices of the Company that requires Executive to relocate his current residence (excluding the Residence referred to in Section 2.3(b) above), to an area more than seventy-five (75) miles from Hoffman Estates, Illinois; or

(4) an elimination of, or material reduction in benefits (other than an elimination or reduction required by applicable law) provided under any executive benefit plan, where such elimination or reduction is not generally applicable to all plan participants.

3.4. Termination by the Company Without Cause. Immediately upon delivery of written notice to Executive, the Company shall be entitled to terminate Executive’s employment without Cause, as defined in Section 3.2 hereof, in which event Executive shall be entitled to Severance Benefits under Section 2.4(d) hereof.

3.5. Termination by Executive Without Good Reason. Upon sixty (60) days prior written notice to the Company, Executive shall be entitled to terminate his employment without Good Reason, as defined in Section 3.3 hereof.

3.6. Excise Tax Gross-up. If Executive’s employment is terminated by reason of Executive’s death or Disability, by the Company without Cause, by the Executive by Good Reason, or by the Company terminating Executive’s employment by providing written notice of intent not to extend the Term as described in Section 3.1, Executive shall be entitled to an excise tax gross-up determined in accordance with the terms and conditions set forth in Exhibit G hereto, all of which is subject to and payable, if at all, in accordance with Section 6.15.

3.7. Death or Disability. The employment of Executive may be terminated by the Company upon Executive’s death or Disability (as defined herein). For purposes hereof, “Disability” shall mean the substantial inability of Executive, by reason of physical or mental illness or accident, to perform his regular responsibilities hereunder for a period of one hundred eighty (180) days in any three hundred sixty-five (365) day period. The determination that a Disability exists shall be made by a physician, such physician reasonably selected by the Board and consented to by Executive, whose consent shall not be unreasonably withheld, whose determination shall be binding on the parties hereto. In the event of a termination pursuant to this Section for Disability, Executive shall not be required to comply with Section 5.1.

3.8. Severance Benefits Includable for Employee Benefits Purposes. Subject to all applicable federal and state laws and regulations, income recognized by Executive pursuant to the provisions of this Agreement (other than income accrued but unpaid as of the Date of Termination) shall be included in the determination of benefits under any employee benefit plan (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other Benefit Plans applicable to Executive that are maintained by the Company or any of its direct or indirect subsidiaries only to the extent so explicitly provided in such plan, policy or program as in effect from time to time, and the Company shall be under no obligation to continue to offer or provide the benefits of such plan, policy or program to Executive after the Date of Termination, other than as provided under this Agreement or to the extent so explicitly provided in such plan, policy or program.

3.9. Exclusive Benefits. The Severance Benefits payable under Section 2.4(d), if they become applicable under the terms of this Agreement, shall be in lieu of any benefits under any other severance plan of the Company or its subsidiaries. Notwithstanding anything in the prior sentence to the contrary, Executive shall be entitled to payments, benefits and incentives under all Benefit Plans (excepting any severance plan of the Company or its subsidiaries) and equity or incentive compensation awards, plans, policies and programs, according to the terms (as modified by this Agreement) of such Benefit Plans and equity or incentive compensation awards, plans, policies and programs as in effect from time to time.

3.10. Indemnification and Liability Insurance. To the maximum extent permitted by applicable law, the Company shall indemnify Executive, defend Executive and hold Executive harmless from and against any and all claims, liabilities, judgments, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs of investigation and experts, settlements and other amounts actually incurred by Executive) reasonably incurred by Executive in any and all threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, actions, suits or proceedings brought by or in the name of the Company), arising, directly or indirectly, by reason of Executive’s position with the Company or Executive’s actions or inaction on behalf of the Company. Without limiting the foregoing, the Company expressly indemnifies Executive to the fullest extent permitted by applicable law for any events relating to the Company or reports, filings, actions or inactions of the Company that occurred prior to the Effective Date. The Company shall advance to Executive upon request any and all expenses reasonably incurred by Executive in defending any and all such actions, suits or proceedings to the maximum extent permitted by applicable law. The advances to be made hereunder shall be paid by the Company to Executive within twenty (20) business days following delivery of a written request for payment therefor by Executive to the Company. Executive shall have a right to select attorneys to defend him in any actual or threatened action, suit, proceeding or investigation, subject to the Company’s approval, which shall not be unreasonably withheld. The Company will cover Executive under officer, professional and other appropriate liability insurance policies both during the term of this Agreement and, while any potential liability exists, after the termination of this Agreement in the same amount and to the same extent, if any, as the Company covers its officers. Notwithstanding any other provision of this Agreement, the provisions of this Section 3.10 shall survive the termination of Executive’s employment and the termination of this Agreement.

3.11. Cooperation in Legal Matters. Executive will cooperate with the Company, during the Term and thereafter with respect to any pending or threatened claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (the “Claims”), by being reasonably available to testify on behalf of the Company, and to assist the Company by providing information, meeting and consulting with the Company or its representatives or counsel, as reasonably requested. The Company will reimburse Executive for all out-of-pocket expenses reasonably incurred by Executive in connection with Executive’s provision of such testimony or assistance, and if Executive is no longer employed by the Company, Executive will be paid a reasonable hourly rate (such hourly rate to be no less than his most recent Base Salary under this Agreement divided by 2000) for his time spent providing such cooperation. If requested by Executive, the Company will provide counsel to Executive at the Company’s expense. Notwithstanding any other provision of this Agreement, the provisions of this Section 3.11 shall survive the termination of Executive’s employment and the termination of this Agreement.

4. Inventions and Creations. Executive agrees that all inventions, discoveries, improvements, ideas and other contributions (herein called collectively “Inventions”) whether or not copyrighted or copyrightable, patented or patentable, or otherwise protectable in law, that are conceived, made, developed or acquired by Executive, either individually or jointly, during his employment with the Company or any of its subsidiaries, and that relate in any manner to the business of the Company or any of its subsidiaries, and that are not excludable under chapter 104, paragraph 302 of the Illinois Employee Patent Act, as set forth in Exhibit H hereto, shall belong to the Company and Executive does hereby assign and transfer to the Company his entire right, title and interest in the Inventions. Executive agrees to promptly and fully disclose the Inventions to the Company, in writing if requested by the Company, and to execute and deliver any and all lawful application, assignment and other documents that the Company requests for protecting the Inventions in the United States or any other country. The Company shall have the full and sole power to prosecute such applications and to take all other action concerning the Inventions, and Executive will cooperate fully within a lawful manner, at the expense of the Company, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Inventions. The provisions of this Section 4 shall survive the termination of this Agreement.

5. Non-Competition; Non-Solicitation; Confidential Information.

5.1. Non-Competition Agreement. Executive agrees that during the Non-Competition Period (as defined below), he shall not own or engage in, either directly or indirectly, as an officer, manager, employee, independent contractor, consultant, director, partner, sole proprietor or stockholder, any business operating any post-secondary, private trade or vocational schools, that offers classes, courses or instruction in or is otherwise engaged in any curriculum or field of study offered by any of the schools operated by the Company (the “Schools”) or any other curriculum or field of study that the Company has expressed an interest in offering, during Executive’s employment by the Company, whether through the Schools or through a potential acquisition (the “Competitive Activities”). Executive hereby acknowledges that the Company intends to promote the Schools on an international basis and that the geographical scope of this Agreement is intended to encompass all Competitive Activities engaged in anywhere in the United States, its possessions and territories and any other country where the Company and its subsidiaries are promoting the Schools at the time of Executive’s termination of employment or resignation or removal of Executive as a director, as applicable. Nothing herein shall prevent Executive from owning less than two percent (2%) of the capital stock of a company whose stock is publicly traded and that is engaged in Competitive Activities. For purposes hereof, “Non-Competition Period” shall mean the period commencing on the Effective Date and ending two (2) years after the termination of Executive’s employment hereunder (including the expiration of the Term); provided, however, that Executives’ obligations under this Section 5.1 shall terminate prior to the end of the Non-Competition Period in the event that the Company fails to pay the Severance Benefits to Executive when required hereunder and such payment (including any interest thereon as provided under Section 6.14) is thereafter not made within ten (10) days after the Company receives notice of such failure to pay from Executive.

5.2. Non-Solicitation Agreement. During the Term and for two (2) years thereafter, Executive shall not, directly or indirectly, individually or on behalf of any Person (as defined below) solicit, aid or induce (a) any then current employee of the Company or its Affiliates (as defined below) to leave the Company or its Affiliates in order to accept employment with or render services for Executive or such Person or (b) any student, customer, client, vendor, lender, supplier or sales representative of the Company or its Affiliates or similar persons engaged in business with the Company or its Affiliates to discontinue the relationship or reduce the amount of business done with the Company or its Affiliates; provided, however, that Executives’ obligations under this Section 5.2 shall terminate prior to the end of such two-year period in the event that the Company fails to pay the Severance Benefits to Executive when required hereunder and such payment (including any interest thereon as provided under Section 6.14) is thereafter not made within ten (10) days after the Company receives notice of such failure to pay from Executive. “Person” means any individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity, or any department, agency or political subdivision thereof, or an accrediting body. “Affiliate” means with respect to any Person, any individual related by blood or marriage to such Person or any Person controlling, controlled by or under common control with such Person.

5.3. Confidential Information. Executive acknowledges and agrees that he is in possession of and will be exposed to during the course of, and incident to, his employment by and affiliations with the Company, Confidential Information (as defined herein) relating to the Company, its Affiliates and each School. For purposes hereof, “Confidential Information” shall mean all proprietary or confidential information concerning the business, finances, financial statements, curricula, properties and operations of the Company, its Affiliates and each School, including, without limitation, all student and prospective student and supplier lists, know-how, trade secrets, business and marketing plans, techniques, forecasts, projections, budgets, unpublished financial statements, price lists, costs, computer programs, source and object codes, algorithms, data, and other original works of authorship, along with all information received from third parties and held in confidence by the Company, its Affiliates and each School (including, without limitation, personnel files and student records). During the Non-Competition Period and at all times thereafter, Executive will hold the Confidential Information in the strictest confidence and will not disclose or make use of (directly or indirectly) the Confidential Information or any portion thereof to or on behalf of himself or any third party except (a) as required in the performance of his duties as an employee, director or stockholder of the Company, (b) as required by the order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction; provided, that Executive shall, to the extent practicable, give the Company prior written notice of any such disclosure and shall cooperate with the Company in obtaining a protective order or such similar protection as the Company may deem appropriate to preserve the confidential nature of such information. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information that is or, without any action by Executive, becomes generally available to the public. Upon termination of any employment or consulting relationship between the Company and Executive (including any Affiliate of Executive), Executive shall promptly return to the Company all physical embodiments of the Confidential Information (regardless of form or medium) in the possession of or under the control of Executive.

5.4. Scope of Restriction. The parties have attempted to limit the scope of the covenants set forth in Section 5 to the extent necessary to provide the Company with the benefit of Executive’s agreement to be employed by the Company. The parties recognize, however, that reasonable people may differ in making such determination. Consequently, the parties hereby agree that if the scope and duration of such covenants would, but for this provision, be deemed by a court of competent authority to be unreasonable or otherwise unenforceable, such court may modify such covenants to the extent that such court determines to be necessary in order to grant enforcement thereof as so modified.

5.5. Remedies. The parties hereto recognize that the Company will suffer irreparable injury in the event of a breach of the terms of Section 5 by Executive. In the event of a breach of the terms of Section 5, the Company shall be entitled, in addition to any other remedies and damages available and without proof of monetary or immediate damage, to a temporary and/or permanent injunction, without bond, to restrain the violation of Section 5 by Executive or any Persons acting for or in concert with him. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy that the parties may have.

5.6. Common Law of Torts or Trade Secrets. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

5.7. Survival of Section 5. The provisions of Section 5 shall survive the termination of Executive’s employment and the termination of this Agreement, and provided however the non-competition obligations of Section 5.1 will not apply in the event of termination due to Disability.

6. General Provisions.

6.1. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), sent by facsimile or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to Executive at the addresses indicated below:

If to the Company:	Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, Illinois 60195
Attention: General Counsel
Facsimile: (847) 781-3600

With copies to:	Katten Muchin Rosenmann LLP
525 W. Monroe Street
Chicago, IL 60661
Attention: Lawrence D. Levin
Facsimile: (312) 902-1061

and

Skadden, Arps, Slate, Meagher & Flom LLP
333 W. Wacker Drive
Chicago, IL 60606
Attention: Peter C. Krupp
Facsimile: (312) 407-0411

If to Executive:	Gary E. McCullough
307 North Parkview Avenue
Columbus, Ohio 43209

With copies to:	Jenner & Block
330 N. Wabash Ave.
Chicago, IL 60611-7603
Attention: Everett Ward
Carla Rozycki
Raymond Sinnappan
Facsimile: (312) 840-7309

and	David Keevins
c/o Cedar Street Advisors
111 East Kilbourn Avenue, Suite 200
Milwaukee, WI 53202
Facsimile:

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

6.2. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the other agreements executed in connection herewith (including, without limitation, the award agreements relating to the Initial Grant, Inducement Grant, and Signing Bonus Grant) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Notwithstanding the foregoing, the Company, Employee Group and Executive acknowledge and agree that (i) the mitigation of excise tax provisions set forth in Section 13.7 of the Stock Plan (or any successor provisions thereof or any similar provision in any successor plan) and (ii) the offset provisions set forth in Section 13.6(g) of the Stock Plan (or any successor provisions thereof or any similar provision in any successor plan) shall be inapplicable to any payments to Executive provided pursuant to this Agreement or any other agreements or arrangements contemplated by this Agreement (including, without limitation, the award agreements relating to the Initial Grant, the Inducement Grant and the Signing Bonus Grant).

6.3. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of either party hereto shall bind such party and its heirs, legal representatives, successors and assigns and inure to the benefit of the other party hereto and their heirs, legal representatives, successors and assigns.

6.4. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Illinois without giving effect to the provisions thereof regarding conflict of laws; provided, however, that notwithstanding the foregoing, Section 3.10 of this Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of such Section 3.10 shall be governed by the laws of the State of Delaware without giving effect to the provisions thereof regarding conflict of laws.

6.5. Arbitration.

(a) Arbitrable Claims. The Company and Executive mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims related in any way to Executive’s employment with the Company, including, but not limited to, any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability), any claim arising out of or relating to this Agreement or the Initial Grant, the Inducement Grant or the Signing Bonus Grant or the breach thereof, and any dispute as to the arbitrability of a matter under this provision (collectively, “Claims”); provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement and except as provided in Section 6.5(e) below. The Company and Executive expressly acknowledge that they waive the right to litigate Claims in a judicial forum before a judge or jury, except as provided in Section 6.5(e) below.

(b) Claim Initiation/Time Limits. A party must notify the other party in writing at the addresses indicated in Section 6.1 of a request to arbitrate Claims within the same statute of limitations applicable to the legal claim asserted. The written request for arbitration must specify: (i) the factual basis on which the Claims are made; (ii) the statutory provision or legal theory under which Claims are made; and (iii) the nature and extent of any relief or remedy sought.

(c) Procedures. The arbitration will be administered in accordance with the Employment Arbitration Rules and Mediation Procedures then in effect (“Rules”) of the American Arbitration Association (“AAA”), a copy of which is available upon request to the Company, in Chicago, Illinois. The arbitration shall be conducted by a tribunal of three arbitrators, of whom Executive shall appoint one and the Company shall appoint one. The two arbitrators so appointed shall select the chairman of the tribunal within thirty days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limits provided herein or in the Rules, such arbitrator shall be appointed by the American Arbitration Association. Executive and the Company may be represented by counsel of their choosing. Except as set forth in Section 6.13, the Company and Executive shall pay their own legal fees (including counsel fees), and other fees and expenses incurred by them in obtaining or defending any right or benefit under such Claims; provided, however, that, irrespective of the outcome of any arbitration under this Section 6.5, the Company will pay any fees of the AAA, filing costs, arbitrator fees or expenses and any reasonable travel expenses incurred by Executive in connection with Executive’s travel to Chicago, Illinois for any arbitration proceeding.

(d) Responsibilities of Tribunal; Award; Judgment. The tribunal will act as the impartial decision maker of any Claims that come within the scope of this arbitration provision. The tribunal will have the powers and authorities provided by the Rules and the state or common law under which the claim is made. For example, the tribunal will have the power and authority to include all remedies in the award available under the statute or common law under which the claim is made including, without limitation, the issuance of an injunction. The tribunal will apply the elements and burdens of proof, mitigation duty, interim earnings offsets and other legal rules or requirements under the statutory provision or common law under which such claim is made. The tribunal will permit reasonable pre-hearing discovery. The tribunal will have the power to issue subpoenas. The tribunal will have the authority to issue a summary disposition if there are no material factual issues in dispute requiring a hearing and the Company or Executive is clearly entitled to an award in its, his or her favor. The tribunal will not have the power or authority to add to, detract from or modify any provision of this Agreement, or any related agreements or plans, including but not limited to any equity awards. The tribunal, in rendering an award in any arbitration conducted pursuant to this provision, shall issue a reasoned award in a signed written opinion stating the findings of fact and conclusions of law on which it is based. The tribunal shall be required to follow the law of the state designated by the parties herein. Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the tribunal may be entered, enforced or appealed in any court having jurisdiction thereof. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.

(e) Injunctive Relief. Notwithstanding the foregoing, each party shall be entitled to seek injunctive or other equitable relief under Section 5.5 of this Agreement, or for indemnification under Section 3.10 or any applicable agreement, bylaw, law or common law, from any court of competent jurisdiction, without the need to resort to arbitration.

6.6. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS (INCLUDING THE INITIAL GRANT, THE INDUCEMENT GRANT AND THE SIGNING BONUS GRANT AND DOCUMENTS PERTAINING THERETO), ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS (INCLUDING THE INITIAL GRANT, THE INDUCEMENT GRANT AND THE SIGNING BONUS GRANT AND DOCUMENTS PERTAINING THERETO), INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, WHICH EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS OR HIS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.7. Representations of Executive. Executive hereby represents and warrants to the Company that his execution, delivery and performance of this agreement will not violate or result in any breach of any agreement, contract, understanding or written policy to which Executive is subject as a result of any prior employment, any investment or otherwise. Executive is not subject to any agreement, contract or understanding that in any way restricts or limits his ability to accept employment with the Company or perform services with respect to Schools of any type.

6.8. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6.9. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

6.10. Amendments and Waivers. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties. Either party’s failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and will not affect the right of such party to enforce each and every provision hereof in accordance with its terms. No delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof.

6.11. Assignment. This Agreement shall not be assigned by Executive without the prior written consent of the Company. The Company (or if applicable, Employee Group) shall require any successor to all or substantially all of the business and/or assets of Company (or if applicable, Employee Group) to expressly assume this Agreement. Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company (or if applicable, Employee Group) for all purposes.

6.12. No Obligation to Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate damages upon any termination of employment and the Severance Benefits, except to the extent expressly provided herein, shall not be reduced on account of such subsequent employment.

6.13. Reimbursement of Expenses in Enforcing Rights. Subject to and in accordance with Section 6.15, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to enforce rights pursuant to this Agreement shall be reimbursed to Executive on behalf of Company, but only to the extent that Executive is successful in asserting such rights.

6.14. Interest on Late Payments. If any payment is not made when due hereunder, such payments shall accrue interest from the date payment was due but not paid to the date such payment is made. The applicable interest rate shall be the interest rate applicable to borrowings under the Company’s primary revolving line of credit as of the date payment was due but not paid.

6.15. Code Section 409A. It is intended that any income or payments to Executive provided pursuant to this Agreement or other agreements or arrangements contemplated by this Agreement (including, without limitation, the award agreements relating to the Initial Grant, Inducement Grant, and Signing Bonus Grant) (any such income or payments being referred to as “Payments”) will not be subject to the additional tax and interest under Section 409A (a “Section 409A Tax”). The provisions of the Agreement and such other agreements or arrangements will be interpreted and construed in favor of complying with any applicable requirements of Section 409A necessary in order to avoid the imposition of a Section 409A Tax. The Company,

Employee Group and Executive agree to amend (including retroactively) the Agreement and any such other agreements or arrangements in order to comply with Section 409A, including amending to facilitate the ability of Executive to avoid the imposition of, or reduce the amount of, any Section 409A Tax. The Company, Employee Group and Executive shall reasonably cooperate to provide full effect to this provision and the consent to any amendment described in the preceding sentence shall not be unreasonably withheld by either party. Notwithstanding the foregoing, if any Payments due or made to Executive after his Date of Termination are subject to a Section 409A Tax, then Executive shall be entitled to receive a gross-up payment (a “Section 409A Gross-Up Payment”) in an amount equal to (A) the Section 409A Tax on any such Payments, plus (B) any federal, state, and local income taxes and penalties, employment taxes (including FICA) or other taxes payable by Executive with respect to the Section 409A Gross-Up Payment, in order to put Executive in the same position he would have been in if the Section 409A Tax provisions of Section 409A did not apply; provided, however, that the Company and the Employee Group shall only be responsible to make a Section 409A Gross Up Payment with respect to the Section 409A Tax on Payments made (i) in contravention of the terms of this Agreement or other agreements or arrangements contemplated by this Agreement as in effect on the Date of Termination or (ii) in contravention or violation of any Section 409A guidance or authority that is promulgated or effective after the Date of Termination; further provided, that the Company and Employee Group shall not be responsible to make a Section 409A Gross-Up Payment with respect to the Section 409A Tax on the Payments if after a reasonable request by the Company or Employee Group to Executive, Executive refuses or fails to make an election to alter the form and/or timing of any Payment (including by amending this Agreement or other agreements or arrangements contemplated by this Agreement pursuant to this Section 6.15) that could reasonably be expected to result in the avoidance of any amount of Section 409A Tax while minimizing (to the extent reasonably practicable) the delay in such Payment to Executive.

6.16. Joint and Several Liability. The obligations of the Company and Employee Group to Executive under this Agreement shall be joint and several.

6.17. Withholding. The Company will reduce its compensatory payments to Executive hereunder for withholding and FICA and Medicare taxes and any other withholdings and contributions to the extent required by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAREER EDUCATION CORPORATION

By:
/s/ Patrick Pesch
Name: Patrick Pesch
Title: Chief Financial Officer

CEC EMPLOYEE GROUP, LLC

By:
/s/ Patrick Pesch
Name: Patrick Pesch
Title:

GARY E. McCULLOUGH

/s/ Gary E. McCullough
Signature

Gary E. McCullough
Name

[Signature Page to Employment Agreement]

EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) dated as of             , 2007 (“Grant Date”), is between Career Education Corporation, a Delaware corporation (the “Company”), and Gary E. McCullough, an employee of the Company (the “Participant”).

WHEREAS, the Company, Participant and CEC Employee Group, LLC are parties to that certain Employment Agreement dated             , 2007 (the “Employment Agreement”), pursuant to which the Company is obligated to make certain stock option award grants to the Participant;

WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company’s Common Stock as hereinafter provided, to carry out its obligations under the Employment Agreement and the purposes of the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions.

For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any term is specifically defined in this Agreement.

2. Grant of Option, Option Price and Term.

(a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase 114,050 shares of the Common Stock of the Company (“Option Shares”) on the terms and conditions herein set forth. Participant shall have all the rights and obligations as provided for in this Agreement.

(b) For each of the Option Shares purchased, the Participant shall pay to the Company $             per share (the “Option Price”). Accordingly, the aggregate Option Price to exercise all of the Option is $             (“Aggregate Option Price”).

(c) The term of this Option shall commence on the Grant Date and end on             , 2017 (the “Option Period”). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable for any period greater than the Option Period. During the Option Period, the Option shall be exercisable in accordance with the determination of the Committee, but in no event later than the date the Option becomes exercisable pursuant to Section 2(d) or 2(e) below.

(d) The percentage of Options which are exercisable and which will not be forfeited upon a Termination of Employment (unless such termination is for Cause) shall be determined in accordance with the following schedule:

Date	Cumulative Percentage of Option Shares Exercisable
, 2008	25%
, 2009	50%
, 2010	75%
, 2011	100%

(e) Notwithstanding the foregoing Section 2(d), all Options shall be 100% exercisable in the event of a Change in Control or a Termination of Employment due to (i) death, (ii) Disability (as defined in the Employment Agreement), (iii) a termination by the Participant for Good Reason (as defined in the Employment Agreement), (iv) a termination by the Company without Cause (as defined in the Employment Agreement) or (v) a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof.

(f) Any portion of the Option which is not exercisable, pursuant to Section 2(d) or 2(e), as of a Participant’s Termination of Employment is canceled simultaneously with the date of such Termination of Employment.

(g) The Option granted hereunder is designated as a Non-Qualified Stock Option.

(h) The Company shall not be required to issue any fractional Option Shares.

3. Termination of Option. With respect to any portion of the Option which is otherwise exercisable pursuant to Section 2:

(a) If Participant incurs a Termination of Employment due to death, the Option shall be cancelled one year after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner.

(b) If Participant incurs a Termination of Employment due to a Disability, the Option shall be cancelled one year after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner, and Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

(c) If Participant incurs a Termination of Employment due to Retirement, if the Termination of Employment is involuntary on the part of Participant (including a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof, but not including a Termination of Employment due to death or Disability or with Cause), or if the Termination of Employment is by the Participant for Good Reason, the Option shall be cancelled ninety (90) days after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner. If Participant incurs a Termination of Employment which is voluntary on the part of Participant as a result of Participant’s provision of notice to the Company of his election not to extend the term of the Employment Agreement pursuant to Section 3.1 thereof, then the Option shall be cancelled thirty (30) days after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner.

(d) If Participant’s Termination of Employment is for Cause or by the Participant without Good Reason, any Option shall be cancelled on the date of such Termination of Employment. The death or Disability of Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise the Option.

4. Exercise. The Option shall be exercisable during the Participant’s lifetime only by the Participant (or his or her guardian or legal representative), and after the Participant’s death only by the Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made:

(a) in cash or by check;

(b) with the prior written approval of the Committee, by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock held by the Participant, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;

(c) in cash by a broker-dealer to whom the Participant has submitted a notice of exercise; or

(d) in any combination of (a), (b), or (c).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.

The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 4, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.

6. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority applicable to the Company. This Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan.

7. Adjustments / Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as provided in the Plan. The Committee shall make or provide for such adjustments as provided for in Section 4.6 of the Plan. Notwithstanding anything to the contrary in the Plan or in this Agreement, the rights provided in Section 12.1(d) of the Plan shall not apply to the grant of Options under this Agreement.

8. Nontransferability. An Option and any interest in the Option may not otherwise be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner without the prior written consent of the Company other than (i) by will or by the laws of descent and distribution, or (ii) by the Participant pursuant to a gift of such Option by such Participant to any member of the Participant’s immediate family or to any trust the beneficiaries of which are members of the Participant’s immediate family.

9. Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment of the Plan shall impair any rights of the Participant under this Agreement without the Participant’s consent. Notwithstanding anything in the Plan to the contrary, the Company and the Participant acknowledge and agree that this Agreement may be amended to comply with Section 409A of the Code and any regulation promulgated, or guidance released, thereunder only as provided under the terms of the Employment Agreement. The reasonable interpretation and construction by the Committee of the Plan, this Agreement and the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

10. Inapplicability of Certain Sections of the Plan. The Company and the Participant acknowledge and agree that (i) the mitigation of excise tax provisions set forth in Section 13.7 of the Plan (or any successor provisions thereof) and (ii) the offset provisions set forth in Section 13.6(g) of the Plan (or any successor provisions thereof) shall be subject to the terms of the Employment Agreement.

11. Stockholder Rights. Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company’s official stockholder records, no person or entity shall be entitled to vote, receive distributions or dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefore is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

12. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to Terminate the Employment of the Participant, with or without cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

13. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option.

14. Changes in Company’s Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15. Investment Representation and Agreement. If, in the opinion of counsel for the Company, a particular representation is required under the Securities Act of 1933 or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require such representations as the Company reasonably may determine to be necessary.

16. Governing Law. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois (other than its laws respecting choice of law).

17. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

18. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

19. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

20. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

21. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and to the Participant, at the addresses set forth in Section 6.1 of the Employment Agreement, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23. Severability. If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

24. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

CAREER EDUCATION CORPORATION

By:

PARTICIPANT:

By:
Gary E. McCullough

[Signature Page to Stock Option Agreement]

EXHIBIT B

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of    , 2007 (the “Grant Date”), is entered into between Career Education Corporation, a Delaware corporation (the “Company”), and Gary E. McCullough (the “Participant”).

WHEREAS, the Company, Participant and CEC Employee Group, LLC are parties to that certain Employment Agreement dated     , 2007 (the “Employment Agreement”), pursuant to which the Company is obligated to make certain restricted stock award grants to the Participant;

WHEREAS, the Company desires, by affording the Participant an opportunity to receive shares of the Company’s Common Stock as hereinafter provided, to carry out its obligations under the Employment Agreement and the purposes of the Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions.

For purposes of the Agreement, the definitions of capitalized terms contained in the Plan are hereby incorporated herein by reference, except to the extent that any term is specifically defined in this Agreement.

2. Grant of Restricted Stock.

Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, 27,250 shares of Restricted Stock of the Company, effective as of the Grant Date, and the Participant hereby accepts the grant of Common Shares on a restricted basis, as set forth herein.

3. Stock Certificates and Escrow.

Upon issuance, the certificates for Restricted Stock shall be held in escrow by the Company until, and to the extent, the Restricted Stock shall cease to be restricted and shall become non-forfeitable, and the Participant shall own such shares free of all restrictions otherwise imposed by this Agreement. Restricted Stock, together with any assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture, if any, of such Restricted Stock by the Participant hereunder or (ii) subject to the provisions of Paragraph 5, released to the Participant to the extent the Restricted Stock are no longer subject to any of the restrictions otherwise imposed by this Agreement.

4. Limitations on Transferability.

At any time prior to vesting in accordance with Paragraph 5, the Restricted Stock or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of.

5. Dates of Vesting.

Subject to the provisions of Paragraphs 6 and 7 of this Agreement, the Restricted Stock shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”) on the 3rd anniversary of the Grant Date, at which time the Restricted Stock shall be fully vested.

6. Termination of Employment.

Notwithstanding anything to the contrary in the Plan or in this Agreement, the provisions of this Paragraph 6 shall apply in the event the Participant incurs a Termination of Employment at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 5:

(a) Should the Participant incur a Termination of Employment by reason of (i) death, (ii) Disability (as defined in the Employment Agreement), (iii) a termination by the Participant for Good Reason (as defined in the Employment Agreement), (iv) a termination by the Company without Cause (as defined in the Employment Agreement) or (v) a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof, at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 5, then all of the shares of Restricted Stock immediately shall become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

(b) Should the Participant incur a Termination of Employment by reason of (i) a termination by the Company for Cause or (ii) a termination by the Participant without Good Reason, then the shares of Restricted Stock which have not previously become Unrestricted Stock as set forth in Paragraph 5 shall be forfeited immediately.

7. Change in Control.

Notwithstanding anything to the contrary in the Plan or in this Agreement, in the event of a Change in Control at any time prior to the date on which the Restricted Stock shall become

Unrestricted Stock as set forth in Paragraph 5, then all of the shares of Restricted Stock shall immediately become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement. Notwithstanding anything to the contrary in the Plan or in this Agreement, the rights provided in Section 12.1(d) of the Plan shall not apply to the grant of Restricted Stock under this Agreement.

8. Liability of Company.

The inability of Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Restricted Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

9. Adjustment in Restricted Stock.

The Committee shall make or provide for such adjustments as provided for in Section 4.6 of the Plan.

10. Plan.

Notwithstanding any other provision of this Agreement, the Restricted Stock is granted pursuant to the Plan, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment of the Plan shall impair any rights of the Participant under this Agreement without the Participant’s consent. Notwithstanding anything in the Plan to the contrary, the Company and the Participant acknowledge and agree that this Agreement may be amended to comply with Section 409A of the Code and any regulation promulgated, or guidance released, thereunder only as provided under the terms of the Employment Agreement.

The reasonable interpretation and construction by the Committee of the Plan and this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

11. Inapplicability of Certain Sections of the Plan. The Company and the Participant acknowledge and agree that (i) the mitigation of excise tax provisions set forth in Section 13.7 of the Plan (or any successor provisions thereof) and (ii) the offset provisions set forth in Section 13.6(g) of the Plan (or any successor provisions thereof) shall be subject to the terms of the Employment Agreement.

12. Stockholder Rights.

The Participant shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to any Restricted Stock; provided, however, that no dividends shall be payable to, or for the benefit of, the Participant for Restricted Stock with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited such Restricted Stock. The Participant shall be entitled to vote the Restricted Stock on or after the Grant Date to the same extent as would have been applicable to the Participant if the Restricted Stock had then been fully vested and non-forfeitable; provided, however, that the Participant shall not be entitled to vote the Restricted Stock with respect to record dates for such voting rights occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock.

13. Employment Rights.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company (or any of its Affiliates) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Affiliate) or the Participant, which rights are hereby expressly reserved by each party, to Terminate the Employment of the Participant at any time for any reason whatsoever, with or without cause or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

14.	Disclosure Rights.

The Company (or any Affiliate) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Shares, Restricted Stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of Restricted Stock.

15. Governing Law.

The interpretation, performance, and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Illinois (other than its laws respecting choice of law).

15. Compliance with Laws and Regulations.

(a) The issuance of Restricted Stock shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s Stock may be listed at the time of such exercise and issuance.

(b) In connection with the grant of Restricted Stock, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

16. Successors and Assigns.

Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs, and legal representatives of the Participant and the successors and assigns of the Company.

17. Changes in Company’s Capital Structure.

This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

18. Notices.

Any notices, consents, or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered to a nationally recognized overnight courier service or (d) sent by facsimile transmission (with a copy sent by first class mail) to the parties at the addresses set forth below:

If to the Company:	Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention: General Counsel

With a copy to:	Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention: Kenneth Zilch

If to the Participant, at the addresses set forth in Section 6.1 of the Employment Agreement.

19. Construction.

Notwithstanding any other provision of this Agreement, this Agreement and the Restricted Stock granted hereunder are made and granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. The reasonable interpretation and construction of the Plan, this Agreement and the Restricted Stock by the Committee, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant (or any other person or persons holding the Restricted Stock).

20. Entire Agreement.

This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21. Amendment.

Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

22. Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23. Counterparts.

This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24. Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25. Severability.

If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26. Tax Consequences.

The Participant acknowledges and agrees that he is responsible for the tax consequences with respect to the grant of the Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement. The Participant further acknowledges that it is the Participant’s responsibility to obtain any advice that the Participant deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Restricted Stock, together with any other assets or securities held in escrow hereunder, shall not be released to the Participant unless, as provided in Section 13.6(c) of the Plan, the Participant shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement on the day and year first above written.

CAREER EDUCATION CORPORATION

By:
Name:
Title:

PARTICIPANT:

By:
Gary E. McCullough

[Signature Page to Restricted Stock Agreement]

EXHIBIT C

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) dated as of , 2007 (“Grant Date”), is between Career Education Corporation, a Delaware corporation (the “Company”), and Gary E. McCullough, an employee of the Company (the “Participant”).

WHEREAS, the Company, Participant and CEC Employee Group, LLC are parties to that certain Employment Agreement dated , 2007 (the “Employment Agreement”), pursuant to which the Company is obligated to make certain stock option award grants to the Participant;

WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company’s Common Stock as hereinafter provided, to carry out its obligations under the Employment Agreement and the purposes of the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions.

For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any term is specifically defined in this Agreement.

2. Grant of Option, Option Price and Term.

(a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase 33,150 shares of the Common Stock of the Company (“Option Shares”) on the terms and conditions herein set forth. Participant shall have all the rights and obligations as provided for in this Agreement.

(b) For each of the Option Shares purchased, the Participant shall pay to the Company $ per share (the “Option Price”). Accordingly, the aggregate Option Price to exercise all of the Option is $ (“Aggregate Option Price”).

(c) The term of this Option shall commence on the Grant Date and end on , 2017 (the “Option Period”). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable for any period greater than the Option Period. During the Option Period, the Option shall be exercisable in accordance with the determination of the Committee, but in no event later than the date the Option becomes exercisable pursuant to Section 2(d) or 2(e) below.

(d) The percentage of Options which are exercisable and which will not be forfeited upon a Termination of Employment (unless such termination is for Cause) shall be determined in accordance with the following schedule:

Date		Cumulative Percentage of Option Shares Exercisable
	, 2008	25%
	, 2009	50%
	, 2010	75%
	, 2011	100%

(e) Notwithstanding the foregoing Section 2(d), all Options shall be 100% exercisable in the event of a Change in Control or a Termination of Employment due to (i) death, (ii) Disability (as defined in the Employment Agreement), (iii) a termination by the Participant for Good Reason (as defined in the Employment Agreement), (iv) a termination by the Company without Cause (as defined in the Employment Agreement) or (v) a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof.

(f) Any portion of the Option which is not exercisable, pursuant to Section 2(d) or 2(e), as of a Participant’s Termination of Employment is canceled simultaneously with the date of such Termination of Employment.

(g) The Option granted hereunder is designated as a Non-Qualified Stock Option.

(h) The Company shall not be required to issue any fractional Option Shares.

4. Termination of Option. With respect to any portion of the Option which is otherwise exercisable pursuant to Section 2:

(a) If Participant incurs a Termination of Employment due to death, the Option shall be cancelled one year after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner.

(b) If Participant incurs a Termination of Employment due to a Disability, the Option shall be cancelled one year after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner, and Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

(c) If Participant incurs a Termination of Employment due to Retirement, if the Termination of Employment is involuntary on the part of Participant (including a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof, but not including a Termination of Employment due to death or Disability or with Cause), or if the Termination of Employment is by the Participant for Good Reason, the Option shall be cancelled ninety (90) days after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner. If Participant incurs a Termination of Employment which is voluntary on the part of Participant as a result of Participant’s provision of notice to the Company of his election not to extend the term of the Employment Agreement pursuant to Section 3.1 thereof, then the Option shall be cancelled thirty (30) days after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner.

(d) If Participant’s Termination of Employment is for Cause or by the Participant without Good Reason, any Option shall be cancelled on the date of such Termination of Employment. The death or Disability of Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise the Option.

4. Exercise. The Option shall be exercisable during the Participant’s lifetime only by the Participant (or his or her guardian or legal representative), and after the Participant’s death only by the Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made:

(a) in cash or by check;

(b) with the prior written approval of the Committee, by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock held by the Participant, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;

(c) in cash by a broker-dealer to whom the Participant has submitted a notice of exercise; or

(d) in any combination of (a), (b), or (c).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.

The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 4, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.

6. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority applicable to the Company. This Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan.

7. Adjustments / Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as provided in the Plan. The Committee shall make or provide for such adjustments as provided for in Section 4.6 of the Plan. Notwithstanding anything to the contrary in the Plan or in this Agreement, the rights provided in Section 12.1(d) of the Plan shall not apply to the grant of Options under this Agreement.

8. Nontransferability. An Option and any interest in the Option may not otherwise be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner without the prior written consent of the Company other than (i) by will or by the laws of descent and distribution, or (ii) by the Participant pursuant to a gift of such Option by such Participant to any member of the Participant’s immediate family or to any trust the beneficiaries of which are members of the Participant’s immediate family.

9. Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment of the Plan shall impair any rights of the Participant under this Agreement without the Participant’s consent. Notwithstanding anything in the Plan to the contrary, the Company and the Participant acknowledge and agree that this Agreement may be amended to comply with Section 409A of the Code and any regulation promulgated, or guidance released, thereunder only as provided under the terms of the Employment Agreement. The reasonable interpretation and construction by the Committee of the Plan, this Agreement and the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

10. Inapplicability of Certain Sections of the Plan. The Company and the Participant acknowledge and agree that (i) the mitigation of excise tax provisions set forth in Section 13.7 of the Plan (or any successor provisions thereof) and (ii) the offset provisions set forth in Section 13.6(g) of the Plan (or any successor provisions thereof) shall be subject to the terms of the Employment Agreement.

11. Stockholder Rights. Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company’s official stockholder records, no person or entity shall be entitled to vote, receive distributions or dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefore is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

12. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to Terminate the Employment of the Participant, with or without cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

13. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option.

14. Changes in Company’s Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15. Investment Representation and Agreement. If, in the opinion of counsel for the Company, a particular representation is required under the Securities Act of 1933 or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require such representations as the Company reasonably may determine to be necessary.

16. Governing Law. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois (other than its laws respecting choice of law).

17. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

18. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

19. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

20. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

21. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and to the Participant, at the addresses set forth in Section 6.1 of the Employment Agreement, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23. Severability. If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

24. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

CAREER EDUCATION CORPORATION

By:

PARTICIPANT:

By:
Gary E. McCullough

[Signature Page to Stock Option Agreement]

EXHIBIT D

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of             , 2007 (the “Grant Date”), is entered into between Career Education Corporation, a Delaware corporation (the “Company”), and Gary E. McCullough (the “Participant”).

WHEREAS, the Company, Participant and CEC Employee Group, LLC are parties to that certain Employment Agreement dated             , 2007 (the “Employment Agreement”), pursuant to which the Company is obligated to make certain restricted stock award grants to the Participant;

WHEREAS, the Company desires, by affording the Participant an opportunity to receive shares of the Company’s Common Stock as hereinafter provided, to carry out its obligations under the Employment Agreement and the purposes of the Career Education Corporation 1998 Employee Incentive Compensation Plan, as amended (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions.

For purposes of the Agreement, the definitions of capitalized terms contained in the Plan are hereby incorporated herein by reference, except to the extent that any term is specifically defined in this Agreement.

2. Grant of Restricted Stock.

Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, 25,250 shares of Restricted Stock of the Company, effective as of the Grant Date, and the Participant hereby accepts the grant of Common Shares on a restricted basis, as set forth herein.

3. Stock Certificates and Escrow.

Upon issuance, the certificates for Restricted Stock shall be held in escrow by the Company until, and to the extent, the Restricted Stock shall cease to be restricted and shall become non-forfeitable, and the Participant shall own such shares free of all restrictions otherwise imposed by this Agreement. Restricted Stock, together with any assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture, if any, of such Restricted Stock by the Participant hereunder or (ii) subject to the provisions of Paragraph 5, released to the Participant to the extent the Restricted Stock are no longer subject to any of the restrictions otherwise imposed by this Agreement.

4. Limitations on Transferability.

At any time prior to vesting in accordance with Paragraph 5, the Restricted Stock or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of.

5. Dates of Vesting.

Subject to the provisions of Paragraphs 6 and 7 of this Agreement, the Restricted Stock shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”) on the 3rd anniversary of the Grant Date, at which time the Restricted Stock shall be fully vested.

6. Termination of Employment.

Notwithstanding anything to the contrary in the Plan or in this Agreement, the provisions of this Paragraph 6 shall apply in the event the Participant incurs a Termination of Employment at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 5:

(a) Should the Participant incur a Termination of Employment by reason of (i) death, (ii) Disability (as defined in the Employment Agreement), (iii) a termination by the Participant for Good Reason (as defined in the Employment Agreement), (iv) a termination by the Company without Cause (as defined in the Employment Agreement) or (v) a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof, at any time prior to the date on which the Restricted Stock shall become Unrestricted Stock as set forth in Paragraph 5, then all of the shares of Restricted Stock immediately shall become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

(b) Should the Participant incur a Termination of Employment by reason of (i) a termination by the Company for Cause or (ii) a termination by the Participant without Good Reason, then the shares of Restricted Stock which have not previously become Unrestricted Stock as set forth in Paragraph 5 shall be forfeited immediately.

7. Change in Control.

Notwithstanding anything to the contrary in the Plan or in this Agreement, in the event of a Change in Control at any time prior to the date on which the Restricted Stock shall become

Unrestricted Stock as set forth in Paragraph 5, then all of the shares of Restricted Stock shall immediately become Unrestricted Stock, and the Participant immediately shall own such shares free of all restrictions otherwise imposed by this Agreement. Notwithstanding anything to the contrary in the Plan or in this Agreement, the rights provided in Section 12.1(d) of the Plan shall not apply to the grant of Restricted Stock under this Agreement.

8. Liability of Company.

The inability of Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of any Restricted Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

9. Adjustment in Restricted Stock.

The Committee shall make or provide for such adjustments as provided for in Section 4.6 of the Plan.

10. Plan.

Notwithstanding any other provision of this Agreement, the Restricted Stock is granted pursuant to the Plan, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment of the Plan shall impair any rights of the Participant under this Agreement without the Participant’s consent. Notwithstanding anything in the Plan to the contrary, the Company and the Participant acknowledge and agree that this Agreement may be amended to comply with Section 409A of the Code and any regulation promulgated, or guidance released, thereunder only as provided under the terms of the Employment Agreement.

The reasonable interpretation and construction by the Committee of the Plan and this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

11. Inapplicability of Certain Sections of the Plan. The Company and the Participant acknowledge and agree that (i) the mitigation of excise tax provisions set forth in Section 13.7 of the Plan (or any successor provisions thereof) and (ii) the offset provisions set forth in Section 13.6(g) of the Plan (or any successor provisions thereof) shall be subject to the terms of the Employment Agreement.

12. Stockholder Rights.

The Participant shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to any Restricted Stock; provided, however, that no dividends shall be payable to, or for the benefit of, the Participant for Restricted Stock with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited such Restricted Stock. The Participant shall be entitled to vote the Restricted Stock on or after the Grant Date to the same extent as would have been applicable to the Participant if the Restricted Stock had then been fully vested and non-forfeitable; provided, however, that the Participant shall not be entitled to vote the Restricted Stock with respect to record dates for such voting rights occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock.

13. Employment Rights.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company (or any of its Affiliates) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such Affiliate) or the Participant, which rights are hereby expressly reserved by each party, to Terminate the Employment of the Participant at any time for any reason whatsoever, with or without cause or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

14. Disclosure Rights.

The Company (or any Affiliate) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Shares, Restricted Stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of Restricted Stock.

15. Governing Law.

The interpretation, performance, and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Illinois (other than its laws respecting choice of law).

15. Compliance with Laws and Regulations.

(a) The issuance of Restricted Stock shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s Stock may be listed at the time of such exercise and issuance.

(b) In connection with the grant of Restricted Stock, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

16. Successors and Assigns.

Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs, and legal representatives of the Participant and the successors and assigns of the Company.

17. Changes in Company’s Capital Structure.

This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

18. Notices.

Any notices, consents, or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered to a nationally recognized overnight courier service or (d) sent by facsimile transmission (with a copy sent by first class mail) to the parties at the addresses set forth below:

If to the Company:	Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention: General Counsel

With a copy to:	Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention: Kenneth Zilch

If to the Participant, at the addresses set forth in Section 6.1 of the Employment Agreement.

19. Construction.

Notwithstanding any other provision of this Agreement, this Agreement and the Restricted Stock granted hereunder are made and granted pursuant to the Plan and are in all respects limited by and subject to the express provisions of the Plan, as amended from time to time. The reasonable interpretation and construction of the Plan, this Agreement and the Restricted Stock by the Committee, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant (or any other person or persons holding the Restricted Stock).

20. Entire Agreement.

This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

21. Amendment.

Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

22. Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23. Counterparts.

This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24. Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25. Severability.

If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26. Tax Consequences.

The Participant acknowledges and agrees that he is responsible for the tax consequences with respect to the grant of the Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement. The Participant further acknowledges that it is the Participant’s responsibility to obtain any advice that the Participant deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Restricted Stock, together with any other assets or securities held in escrow hereunder, shall not be released to the Participant unless, as provided in Section 13.6(c) of the Plan, the Participant shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Stock or the lapse of restrictions otherwise imposed by this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement on the day and year first above written.

CAREER EDUCATION CORPORATION

By:
Name:
Title:

PARTICIPANT:

By:
Gary E. McCullough

[Signature Page to Restricted Stock Agreement]

EXHIBIT E

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) dated as of                 , 2007 (“Grant Date”), is between Career Education Corporation, a Delaware corporation (the “Company”), and Gary E. McCullough, an employee of the Company (the “Participant”).

WHEREAS, the Company, Participant and CEC Employee Group, LLC are parties to that certain Employment Agreement dated                 , 2007 (the “Employment Agreement”), pursuant to which the Company is obligated to make certain stock option award grants to the Participant;

WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company’s Common Stock as hereinafter provided, to carry out its obligations under the Employment Agreement and the purposes of the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Plan”); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions.

For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any term is specifically defined in this Agreement.

2. Grant of Option, Option Price and Term.

(a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase 55,350 shares of the Common Stock of the Company (“Option Shares”) on the terms and conditions herein set forth. Participant shall have all the rights and obligations as provided for in this Agreement.

(b) For each of the Option Shares purchased, the Participant shall pay to the Company $                 per share (the “Option Price”). Accordingly, the aggregate Option Price to exercise all of the Option is $                 (“Aggregate Option Price”).

(c) The term of this Option shall commence on the Grant Date and end on                 , 2017 (the “Option Period”). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable for any period greater than the Option Period. During the Option Period, the Option shall be exercisable in accordance with the determination of the Committee, but in no event later than the date the Option becomes exercisable pursuant to Section 2(d) or 2(e) below.

(d) The percentage of Options which are exercisable and which will not be forfeited upon a Termination of Employment (unless such termination is for Cause) shall be determined in accordance with the following schedule:

Date		Cumulative Percentage of Option Shares Exercisable
	, 2008	50%
	, 2009	100%

(e) Notwithstanding the foregoing Section 2(d), all Options shall be 100% exercisable in the event of a Change in Control or a Termination of Employment due to (i) death, (ii) Disability (as defined in the Employment Agreement), (iii) a termination by the Participant for Good Reason (as defined in the Employment Agreement), (iv) a termination by the Company without Cause (as defined in the Employment Agreement) or (v) a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof.

(f) Any portion of the Option which is not exercisable, pursuant to Section 2(d) or 2(e), as of a Participant’s Termination of Employment is canceled simultaneously with the date of such Termination of Employment.

(g) The Option granted hereunder is designated as a Non-Qualified Stock Option.

(h) The Company shall not be required to issue any fractional Option Shares.

5. Termination of Option. With respect to any portion of the Option which is otherwise exercisable pursuant to Section 2:

(a) If Participant incurs a Termination of Employment due to death, the Option shall be cancelled one year after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner.

(b) If Participant incurs a Termination of Employment due to a Disability, the Option shall be cancelled one year after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner, and Participant’s death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

(c) If Participant incurs a Termination of Employment due to Retirement, if the Termination of Employment is involuntary on the part of Participant (including a termination by the Company by providing the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof, but not including a Termination of Employment due to death or Disability or with Cause), or if the Termination of Employment is by the Participant for Good Reason, the Option shall be cancelled ninety (90) days after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner. If Participant incurs a Termination of Employment which is voluntary on the part of Participant as a result of Participant’s provision of notice to the Company of his election not to extend the term of the Employment Agreement pursuant to Section 3.1 thereof, then the Option shall be cancelled thirty (30) days after the date of such Termination of Employment or upon the expiration of the Option Period, whichever is sooner.

(d) If Participant’s Termination of Employment is for Cause or by the Participant without Good Reason, any Option shall be cancelled on the date of such Termination of Employment. The death or Disability of Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise the Option.

4. Exercise. The Option shall be exercisable during the Participant’s lifetime only by the Participant (or his or her guardian or legal representative), and after the Participant’s death only by the Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made:

(a) in cash or by check;

(b) with the prior written approval of the Committee, by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock held by the Participant, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;

(c) in cash by a broker-dealer to whom the Participant has submitted a notice of exercise; or

(d) in any combination of (a), (b), or (c).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.

The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 4, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.

6. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority applicable to the Company. This Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan.

7. Adjustments / Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as provided in the Plan. The Committee shall make or provide for such adjustments as provided for in Section 4.6 of the Plan. Notwithstanding anything to the contrary in the Plan or in this Agreement, the rights provided in Section 12.1(d) of the Plan shall not apply to the grant of Options under this Agreement.

8. Nontransferability. An Option and any interest in the Option may not otherwise be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner without the prior written consent of the Company other than (i) by will or by the laws of descent and distribution, or (ii) by the Participant pursuant to a gift of such Option by such Participant to any member of the Participant’s immediate family or to any trust the beneficiaries of which are members of the Participant’s immediate family.

9. Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment of the Plan shall impair any rights of the Participant under this Agreement without the Participant’s consent. Notwithstanding anything in the Plan to the contrary, the Company and the Participant acknowledge and agree that this Agreement may be amended to comply with Section 409A of the Code and any regulation promulgated, or guidance released, thereunder only as provided under the terms of the Employment Agreement. The reasonable interpretation and construction by the Committee of the Plan, this Agreement and the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

10. Inapplicability of Certain Sections of the Plan. The Company and the Participant acknowledge and agree that (i) the mitigation of excise tax provisions set forth in Section 13.7 of the Plan (or any successor provisions thereof) and (ii) the offset provisions set forth in Section

13.6(g) of the Plan (or any successor provisions thereof) shall be subject to the terms of the Employment Agreement.

11. Stockholder Rights. Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company’s official stockholder records, no person or entity shall be entitled to vote, receive distributions or dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefore is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

12. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to Terminate the Employment of the Participant, with or without cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

13. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option.

14. Changes in Company’s Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15. Investment Representation and Agreement. If, in the opinion of counsel for the Company, a particular representation is required under the Securities Act of 1933 or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require such representations as the Company reasonably may determine to be necessary.

16. Governing Law. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois (other than its laws respecting choice of law).

17. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

18. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

19. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

20. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

21. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and to the Participant, at the addresses set forth in Section 6.1 of the Employment Agreement, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

23. Severability. If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

24. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

CAREER EDUCATION CORPORATION

By:

PARTICIPANT:

By:
Gary E. McCullough

[Signature Page to Stock Option Agreement]

EXHIBIT F

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of , 2007 (the “Grant Date”), is entered into between Career Education Corporation, a Delaware corporation (the “Company”), and Gary E. McCullough (the “Executive”).

WHEREAS, the Company desires to grant to the Executive certain shares of restricted stock as hereinafter provided, and subject to the terms and conditions of the Employment Agreement dated , 2007, by and among the Company, CEC Employee Group, LLC and the Executive (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement and as an inducement to the Executive to commence his employment with Company, the Compensation Committee of the Company’s board of directors (the “Committee”) has recommended that the Company grant to the Executive the Restricted Stock Signing Bonus Grant (as defined below); and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder, including that the Restricted Stock Signing Bonus Grant shall made outside of the Company’s Employee Incentive Compensation Plan, as amended, and that such award is permitted to be made without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Definitions.

For purposes of the Agreement, the definitions of capitalized terms contained in the Agreement not otherwise defined herein have the meanings ascribed to such terms in Exhibit A hereto.

2. Signing Bonus Grant.

Subject to and upon the terms and conditions set forth in this Agreement and the Employment Agreement, the Company hereby grants to Executive 72,000 shares of restricted stock of the Company (the “Restricted Stock Signing Bonus Grant”), effective as of the Grant Date, and the Executive hereby accepts the Restricted Stock Signing Bonus Grant on a restricted basis, as set forth herein.

3. Stock Certificates and Escrow.

Upon issuance, the certificates for the Restricted Stock Signing Bonus Grant shall be held in escrow by the Company until, and to the extent, the Restricted Stock Signing Bonus Grant shall cease to be restricted and shall become non-forfeitable, and the Executive shall own the shares free of all restrictions otherwise imposed by this Agreement. The Restricted Stock Signing Bonus Grant, together with any assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture, if any, of such Restricted Stock Signing Bonus Grant by the Executive hereunder or (ii) subject to the provisions of Paragraph 5, released to the Executive to the extent the Restricted Stock Signing Bonus Grant is no longer subject to any of the restrictions otherwise imposed by this Agreement.

4. Limitations on Transferability.

At any time prior to vesting in accordance with Paragraph 5, the Restricted Stock Signing Bonus Grant or any interest therein cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of except by will, by the laws of descent or distribution, or to a designated beneficiary on a form acceptable to, or provided by the Company.

5. Dates of Vesting.

Subject to the provisions of Paragraph 6 of this Agreement, 50% of the Restricted Stock Signing Bonus Grant shall cease to be restricted and shall become non-forfeitable (thereafter being referred to as “Unrestricted Stock”) on the first anniversary of the Grant Date, and the remainder of the Restricted Stock Signing Bonus Grant shall vest and become Unrestricted Stock on the second anniversary of the Grant Date.

6. Termination of Employment.

Notwithstanding anything to the contrary in this Agreement, the provisions of this Paragraph 6 shall apply in the event the Executive’s employment is terminated at any time prior to the date on which the Restricted Stock Signing Bonus Grant shall become Unrestricted Stock as set forth in Paragraph 5:

(a) If the Executive’s employment is terminated by reason of death or Disability at any time prior to the date on which the Restricted Stock Signing Bonus Grant shall cease to be restricted and shall become non-forfeitable as set forth in Paragraph 5, then the Restricted Stock Signing Bonus Grant shall become Unrestricted Stock, and the Executive (or his estate, as applicable) immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

(b) If the Executive’s employment is terminated by the Company for Cause, or if the Executive terminates his employment other than for Good Reason, at any time prior to the date on which the Restricted Stock Signing Bonus Grant shall cease to be restricted and shall become non-forfeitable as set forth in Paragraph 5, then effective upon the date of such termination any unvested portion of the Restricted Stock Signing Bonus Grant shall be forfeited in full by the Executive.

(c) If (i) the Company terminates the Executive’s employment without Cause, (ii) the Executive terminates his employment for Good Reason or (iii) the Company provides the Executive written notice of the Company’s intent not to extend the term of the Employment Agreement as described in Section 3.1 thereof, at any time prior to the date on which the Restricted Stock Signing Bonus Grant shall become Unrestricted Stock as set forth in Paragraph 5, then, subject to Paragraph 6(d) below, all of the shares of restricted stock awarded pursuant to the Restricted Stock Signing Bonus Grant shall become Unrestricted Stock, and the Executive immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

(d) As a condition to receiving any payments to which the Executive may otherwise be entitled under Paragraph 6(c) above, the Company may request the Executive to execute a release pursuant to the terms of the Employment Agreement.

7. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control at any time prior to the date on which the Restricted Stock Signing Bonus Grant shall become Unrestricted Stock as set forth in Paragraph 5, then all of the shares of the Restricted Stock Signing Bonus Grant shall immediately become Unrestricted Stock upon such Change in Control, and the Executive immediately shall own such shares free of all restrictions otherwise imposed by this Agreement.

8. Liability of Company.

The inability of Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and transfer of the Restricted Stock Signing Bonus Grant pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or transfer of the Restricted Stock Signing Bonus Grant as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

9. Adjustment in Restricted Stock Signing Bonus Grant.

In the event of any change to the securities of the Company, including any merger, consolidation, reorganization, stock split, reverse stock split, recapitalization, reincorporation, exchange, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash or other property dividend, liquidating dividend, or any other similar change to the capital structure of the Company, the Board or the Committee shall, in such a manner as it deems equitable, make any antidilution adjustments that it deems necessary or appropriate to the number and type of shares that may be granted under this Agreement in order to prevent dilution or enlargement of the benefits or potential benefits made available under this Agreement.

10. Section 409A.

Notwithstanding anything in this Agreement to the contrary, the Company and the Participant acknowledge and agree that this Agreement may be amended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulation promulgated, or guidance released, thereunder only as provided under the terms of the Employment Agreement.

11. Stockholder Rights.

The Executive shall be entitled to receive any dividends that become payable on or after the Grant Date with respect to the Restricted Stock Signing Bonus Grant; provided, however, that no dividends shall be payable to, or for the benefit of, the Executive for the Restricted Stock Signing Bonus Grant with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Executive has forfeited such Restricted Stock Signing Bonus Grant. The Executive shall be entitled to vote the Restricted Stock Signing Bonus Grant on or after the Grant Date to the same extent as would have been applicable to the Executive if the Restricted Stock Signing Bonus Grant had then been fully vested and non-forfeitable; provided, however, that the Executive shall not be entitled to vote the Restricted Stock Signing Bonus Grant with respect to record dates for such voting rights occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Executive has forfeited the Restricted Stock Signing Bonus Grant.

12. Employment Rights.

Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company (or any of its affiliates) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any such affiliate) or the Executive, which rights are hereby expressly reserved by each party, to terminate the employment of the Executive at any time for any reason whatsoever, with or without Cause or give the Executive any right to participate in any benefit plan and the grants hereunder shall not be considered compensation for any benefit plan purpose, including accruals or payments thereunder except to the extent provided by such benefit plan.

13.	Disclosure Rights.

The Company (or any affiliate) shall not have any duty or obligation to disclose affirmatively to a record or beneficial holder of Company stock, restricted stock or Unrestricted Stock, and such holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with receipt of the Restricted Stock Signing Bonus Grant or any Unrestricted Stock.

14. Governing Law.

The interpretation, performance, and enforcement of this Agreement shall be governed by and enforced in accordance with the laws of the State of Illinois (other than its laws respecting choice of law).

15. Compliance with Laws and Regulations.

(a) The issuance of the Restricted Stock Signing Bonus Grant shall be subject to compliance by the Company and Executive with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s stock may be listed at the time of such exercise and issuance.

(b) In connection with the Restricted Stock Signing Bonus Grant, the Executive shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

16. Successors and Assigns.

Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the succeeding administrators, heirs, and legal representatives of the Executive and the successors and assigns of the Company.

17. Changes in Company’s Capital Structure.

This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In no event shall the Company be required to issue any fractional shares to the Executive pursuant to this Agreement.

18. Notices.

Any notices, consents, or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered to a nationally recognized overnight courier service or (d) sent by facsimile transmission (with a copy sent by first class mail) to the parties at the addresses set forth below, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company:	Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention: General Counsel

With a copy to:	Career Education Corporation
2895 Greenspoint Pkwy.
Suite 600
Hoffman Estates, IL 60195
Attention: Kenneth Zilch

If to the Executive, at the address set forth on the signature page hereto.

19. Construction.

The reasonable interpretation and construction of this Agreement by the Committee, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Agreement, shall be final and binding upon the Executive (or any other person or persons holding the Restricted Stock Signing Bonus Grant). The determination of whether a Change in Control has occurred shall be made by the Committee pursuant to the preceding sentence.

20. Entire Agreement.

This Agreement constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. In the event of any conflict between the provisions of this Agreement and the provisions of the Employment Agreement, the provisions of this Agreement shall govern.

21. Amendment.

Any amendment to this Agreement shall be in writing and signed by the Company and the Executive.

22. Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

23. Counterparts.

This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

24. Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25. Severability.

If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

26. Tax Consequences.

The Executive acknowledges and agrees that he is responsible for the tax consequences with respect to the grant of the Restricted Stock Signing Bonus Grant or the lapse of restrictions otherwise imposed by this Agreement. The Executive further acknowledges that it is the Executive’s responsibility to obtain any advice that the Executive deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant of the Restricted Stock Signing Bonus Grant or the lapse of restrictions otherwise imposed by this Agreement. Notwithstanding any other provision of this Agreement, the Restricted Stock Signing Bonus Grant, together with any other assets or securities held in escrow hereunder, shall not be released to the Executive unless, the Executive shall have paid to the Company, or made arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the grant of the Restricted Stock Signing Bonus Grant or the lapse of restrictions otherwise imposed by this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Agreement as of the date first written above.

CAREER EDUCATION CORPORATION

Name:
Title:

GARY E. McCULLOUGH

Address:

[Signature Page to Restricted Stock Agreement]

EXHIBIT A

Certain Defined Terms:

“Cause” shall be limited to the following: (a) commission of any material act of fraud by Executive with respect to which there is an admission of guilt or a conviction or final, unappealable civil judgment; (b) misappropriation of funds or embezzlement by Executive with respect to which there is an admission of guilt or a conviction; (c) Executive’s conviction on any felony criminal charges; (d) willful misconduct or malfeasance in the performance of Executive’s duties in any material respect; (e) any willful misrepresentation or willful series of misrepresentations made by Executive to the Company or the Board of Directors of the Company (the “Board”) in connection with the performance of his duties under the Employment Agreement that individually or in the aggregate are material; (f) any material breach by Executive of any of the provisions of Sections 4 or 5 of the Employment Agreement; or (g) any other material breach by Executive of the Employment Agreement (including, without limitation, any willful failure to adhere to good faith, lawful instructions given by the Board) that is not cured by Executive within thirty (30) days after his receipt of written notice thereof; provided, that if such failure is curable but is incapable of cure within thirty (30) days after such written notice, Executive shall have ninety (90) days after such notice to cure the failure, so long as Executive commences action to cure such failure within such thirty (30) day period and thereafter diligently and continuously takes action to cure such failure during the remainder of such ninety (90) days. Executive shall not be deemed to have been terminated for Cause unless and until the occurrence of the following two events:

(1) Executive is given a notice from the Board that identifies the grounds for the proposed termination of Executive’s employment and notifies Executive that he, along with his legal counsel, shall have an opportunity to address the Board with respect to the alleged grounds for termination at a meeting of the Board called and held for the purpose of determining whether Executive engaged in conduct described in the preceding sentence, such meeting to be held no earlier than thirty (30) days after Executive is given such notice (unless Executive consents to an earlier meeting); and

(2) Executive is given a copy of resolutions, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose of finding that, in the opinion of a majority of the Board, Executive was guilty of conduct set forth in the preceding sentence, that specify the grounds and evidence for termination and indicate that the grounds for termination have not been cured within the time limits, if applicable, specified in the notice referred to in (1) above.

“Change in Control” shall mean if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities; (b)(i) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company’s assets, and (ii) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

“Disability” shall mean the substantial inability of Executive, by reason of physical or mental illness or accident, to perform his regular responsibilities hereunder for a period of one hundred eighty (180) days in any three hundred sixty-five (365) day period. The determination that a Disability exists shall be made by a physician, such physician reasonably selected by the Board and consented to by Executive, whose consent shall not be unreasonably withheld, whose determination shall be binding on the parties hereto.

“Good Reason” shall mean any of the following:

(1) any material breach by the Company or CEC Employee Group, LLC of the terms of the Employment Agreement, including the failure to pay the Executive’s base salary or any cash bonus payable thereunder when due; or

(2) any material change by the Company or CEC Employee Group, LLC in Executive’s duties or responsibilities inconsistent with the terms hereof or the assignment to Executive by the Company or Employee Group of duties or responsibilities inconsistent with Executive’s position as President and Chief Executive Officer of the Company; or

(3) a relocation of the principal offices of the Company that requires Executive to relocate his current residence (excluding the Executive’s residence in Ohio), to an area more than seventy-five (75) miles from Hoffman Estates, Illinois; or

(4) an elimination of, or material reduction in benefits (other than an elimination or reduction required by applicable law) provided under any executive benefit plan, where such elimination or reduction is not generally applicable to all plan participants.

EXHIBIT G

1. Subject to the following provisions of this Exhibit G, but otherwise anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or Employee Group to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of the Agreement, the other agreements executed in connection herewith (including the award agreements relating to the Initial Grant, Inducement Grant, and Signing Bonus Grant) or otherwise), but determined without regard to any additional payments required under this Exhibit G (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the 1986 Internal Revenue Code, as amended (the “Code”), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), the Company shall make a payment (a “Gross-Up Payment”) to Executive in an amount such that, after payment by Executive of all applicable taxes (including federal, state, and local income taxes and penalties, employment taxes (including FICA), or other taxes) (and any interest and penalties imposed with respect thereto) and Excise Taxes imposed on the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payment.

2. Subject to the provisions of Paragraph 3 of this Exhibit G, all determinations required to be made under this Exhibit G, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm designated by Executive (the “Executive Accounting Firm”) which shall provide detailed supporting calculations both to the Company and to Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier times as is requested by Executive. If the Executive Accounting Firm determines that no Excise Tax is payable by Executive, it shall, upon the written request of Executive, furnish Executive with a written opinion that failure to report the Excise Tax on Executive’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The calculations prepared by the Executive Accounting Firm shall be reviewed on behalf of the Company by the Company’s independent auditors (the “Company Accounting Firm”) which shall provide its conclusions, together with detailed supporting calculations, both to the Company and Executive within fifteen (15) business days after receipt of the calculations and supporting materials prepared by the Executive Accounting Firm. In the event of a dispute between the Executive Accounting Firm and the Company Accounting firm, such firms shall, within five (5) business days of receipt of the conclusions and supporting materials prepared by the Company Accounting Firm, jointly select a third nationally recognized certified public accounting firm (the “Third Accounting Firm”) to resolve the dispute. The Third Accounting Firm shall submit its conclusions to the Company and Executive within fifteen (15) business days after receipt of notice of its appointment hereunder and the decision of the Third Accounting Firm shall be final, binding and conclusive upon Executive and the Company. All fees and expenses of all such accounting firms shall be borne solely by the Company. Any Gross-Up Payment shall be paid by the Company to Executive within five (5) business days after the earlier of acceptance by the Company of the calculations prepared by the Executive Accounting Firm or the Company’s receipt of the Third Accounting Firm’s determination.

3. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination of whether any Gross-Up Payment should be made hereunder, it is possible that a Gross-Up Payment will have been due but not made by the Company (an “Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant this Exhibit G and Executive thereafter is required to make a payment of any Excise Tax, the Executive Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

4. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable (but not later than ten (10) business days after Executive is informed in writing of such claim) and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

A) Give the Company any information reasonably requested by it relating to such claim;

B) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and acceptable to Executive;

(C) Cooperate with the Company in good faith in order effectively to contest such claim; and

(D) Permit the Company to participate in any proceedings relating to such claim.

5. The Company shall bear and pay directly all costs and expenses (including additional interest and penalties, and legal fees, costs and expenses) incurred in connection with a contest of a claim under Paragraph 4 of this Exhibit G and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Exhibit G, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine. If the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance. Any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

6. If, after the receipt by Executive of an amount advanced by the Company pursuant to this Exhibit G, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company’s complying with the requirements of this Exhibit G) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to this Exhibit G, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

EXHIBIT H

FOR ILLINOIS EMPLOYEES

N O T I C E

We are required, under the Employee Patent Act, Ill. Rev. Stat. ch. 140, para. 302 (1987), to provide each employee who enters into an employment agreement containing a “work-for-hire” provision with a written notification of the following:

The agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

Please acknowledge that you have received a copy of this Notice as of March 5, 2007, by signing below.

Employee:

Gary E. McCullough

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”), effective as of December 29, 2008 (the “Effective Date”), amends that certain Employment Agreement dated as of March 5, 2007 (the “Agreement”), by and among Career Education Corporation, a Delaware corporation (the “Company”), CEC Employee Group, LLC (“Employee Group”) and Gary E. McCullough (the “Executive”).

RECITALS

WHEREAS, the Company, Employee Group and the Executive desire to amend the Agreement in order to ensure that the Agreement complies with Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, Section 6.10 of the Agreement permits the amendment of the Agreement with the written consent of the parties to the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

AMENDMENT TO AGREEMENT

1.	Section 2.2.1 is amended by replacing the last sentence thereof with the following:

Subject to and in accordance with Section 6.15, any Cash Bonus payable hereunder shall be payable, if at all, no later than March 15 of the calendar year following the calendar year which contains the last day of the fiscal year with respect to which the Cash Bonus is earned, and, subject to the preceding payment timing limitation, shall be made as soon as practicable after the date of the delivery of the audited financial statements for the applicable fiscal year.

2.	Section 2.3(a) is amended by adding the following to the end thereof:

In addition, with respect any reimbursements required to be provided to Executive pursuant to the preceding item (3): (i) the provision of such reimbursements during one calendar year shall not affect the reimbursements made available in a different calendar year, (ii) such reimbursements shall not be subject to liquidation or exchange for other benefits, and (c) any reimbursement shall be paid as soon as administratively feasible (or in accordance with the timing prescribed under the applicable Company policy) after the applicable expense is incurred but no later than the last day of the calendar year following the calendar year in which the applicable expense was incurred.

3.	Section 2.4(d)(5) is amended by adding the following to the end thereof:

Any cash payment related to the Company’s retirement plan contribution required to be made pursuant to this Section 2.4(d)(5) shall be paid in a lump sum as soon as administratively feasible after the Date of Termination but no later than March 15 of the calendar year following the Executive’s Date of Termination. In addition, with respect any benefit required to be provided to Executive pursuant to this Section 2.4(d)(5): (i) the provision of such benefit during one calendar year shall not affect the benefit made available in a different calendar year, (ii) such benefit shall not be subject to liquidation or exchange for other benefits, and (c) any reimbursement related to any such benefit shall be paid as soon as administratively feasible after the applicable expense is incurred but no later than the last day of the calendar year following the calendar year in which the applicable expense was incurred.

4.	Section 3.1 is amended by inserting the following parenthetical before the period at the end thereof:

(so long as such termination is also a “separation from service” (as defined in Treas. Reg. Section 1.409A-1(h)) with the Company)

5.	Section 3.11 of the Agreement is amended by adding the following:

With respect to any reimbursements required to be provided to Executive pursuant to this Section: (i) the provision of such reimbursements during one calendar year shall not affect the reimbursements made available in a different calendar year, (ii) such reimbursements shall not be subject to liquidation or exchange for other benefits, and (c) any reimbursement shall be paid as soon as administratively feasible after the applicable expense is incurred but no later than the last day of the calendar year following the calendar year in which the applicable expense was incurred.

6.	Section 6.13 of the Agreement is amended by adding the following:

With respect to any reimbursements required to be provided to Executive pursuant to this Section: (i) the provision of such reimbursements during one calendar year shall not affect the reimbursements made available in a different calendar year, (ii) such reimbursements shall not be subject to liquidation or exchange for other benefits, and (c) any reimbursement shall be paid as soon as administratively feasible after the date Executive is successful in asserting such rights but no later than the last day of the calendar year following the calendar year in which the applicable expense was incurred (or such later date as permitted under Section 409A).

7.	Section 6.15 is amended by adding the following to the end thereof:

For purposes of complying with the Treas. Reg. Section 1.409A-3(i)(1)(v), any Section 409A Gross-Up Payment shall be paid to the Executive as soon as administratively feasible after the Section 409A Tax is incurred but no later than the end of the calendar year following the calendar year in which Executive remits (or is deemed to remit) the related taxes to the relevant taxing authority.

8.	Section 3 of Exhibit G to the Agreement is amended by adding “within five (5) business days after such determination made by the Executive Accounting Firm” to the end of the second sentence thereof.

9.	Section 6 of Exhibit G to the Agreement is amended by inserting the following after “forgiven”:

(provided that such forgiveness shall be made no later the end of the calendar year following the calendar year in which Executive remits (or is deemed to remit) the related taxes to the relevant taxing authority)

10.	Exhibit G to the Agreement is amended by adding a new Section 7 thereto which reads:

For purposes of complying with the Treas. Reg. Section 1.409A-3(i)(1)(v), any Gross-Up Payment (and Underpayment) shall be paid to the Executive in accordance with the timing described in Section 2 (or in the case of an Underpayment, Section 3) but no later than the end of the calendar year following the calendar year in which Executive remits (or is deemed to remit) the related taxes to the relevant taxing authority.

11.	In all other respects, this Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Employee Group have caused this Amendment to be duly executed by a duly authorized officer thereof, and the Executive has hereunto set his hand, all as of the day and year first above written.

CAREER EDUCATION CORPORATION		EXECUTIVE

By:	/s/ Michael J. Graham	/s/ Gary E. McCullough
Name:	Michael J. Graham	Gary E. McCullough
Its:	Executive Vice President

CEC EMPLOYEE GROUP, LLC

By:	/s/ Michael J. Graham
Name:	Michael J. Graham
Its:	Vice President